                                                                       Exhibit 2

                                                                  EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                       KULICKE AND SOFFA INDUSTRIES, INC.


                           CARDINAL MERGER SUB., INC.

                                       AND

                              CERPROBE CORPORATION









                                OCTOBER 11, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
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
         ARTICLE I    THE OFFER...............................................................................   2
         SECTION 1.1           The Offer......................................................................   2
         SECTION 1.2           Company Actions................................................................   4
         SECTION 1.3           Stockholder Lists..............................................................   4
         SECTION 1.4           Directors; Section 14(f).......................................................   5

         ARTICLE II   THE MERGER..............................................................................   6
         SECTION 2.1           The Merger.....................................................................   6
         SECTION 2.2           Effective Time of the Merger...................................................   6
         SECTION 2.3           Effects of the Merger..........................................................   7
         SECTION 2.4           Closing........................................................................   7
         SECTION 2.5           Certificate of Incorporation...................................................   7
         SECTION 2.6           Bylaws.........................................................................   7
         SECTION 2.7           Directors and Officers.........................................................   7

         ARTICLE III  CONVERSION OF SHARES....................................................................   8
         SECTION 3.1           Conversion of Company Shares in the Merger.....................................   8
         SECTION 3.2           Conversion of Subsidiary Shares................................................   8
         SECTION 3.3           Funding of Payments............................................................   8
         SECTION 3.4           Closing of Company's Transfer Books............................................   9
         SECTION 3.5           Dissenting Shares..............................................................  10

         ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................  10
         SECTION 4.1           Organization and Qualification; Subsidiaries...................................  10
         SECTION 4.2           Charter and Bylaws.............................................................  11
         SECTION 4.3           Company Capitalization.........................................................  12
         SECTION 4.4           Subsidiary Capitalization......................................................  13
         SECTION 4.5           Authority......................................................................  13
         SECTION 4.6           No Conflict; Required Filings and Consents.....................................  14
         SECTION 4.7           Permits; Compliance............................................................  15
         SECTION 4.8           Reports; Financial Statements..................................................  15
         SECTION 4.9           Undisclosed Liabilities........................................................  15
         SECTION 4.10          Absence of Certain Changes or Events...........................................  16
         SECTION 4.11          Litigation.....................................................................  16
         SECTION 4.12          Customers......................................................................  16
         SECTION 4.13          Major Contracts................................................................  16
         SECTION 4.14          Employee Benefit Plans; Labor Matters..........................................  18
         SECTION 4.15          Taxes..........................................................................  21
         SECTION 4.16          Intellectual Property..........................................................  21
         SECTION 4.17          Transactions with Affiliates...................................................  23
         SECTION 4.18          Certain Business Practices.....................................................  23
         SECTION 4.19          Opinion of Financial Advisor...................................................  23
         SECTION 4.20          Vote Required..................................................................  23
         SECTION 4.21          Brokers........................................................................  24

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                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
         SECTION 4.22          Company Rights Agreement.......................................................  24
         SECTION 4.23          Insurance......................................................................  24
         SECTION 4.24          Properties.....................................................................  24
         SECTION 4.25          Environmental Matters..........................................................  25
         SECTION 4.26          Offer Documents; Schedule 14D-9................................................  26
         SECTION 4.27          Full Disclosure................................................................  26

         ARTICLE V    REPRESENTATIONS AND WARRANTIES OF ACQUIROR COMPANIES....................................  27
         SECTION 5.1           Organization and Qualification.................................................  27
         SECTION 5.2           Charter and Bylaws.............................................................  27
         SECTION 5.3           Authority......................................................................  27
         SECTION 5.4           No Conflict; Required Filings and Consents.....................................  28
         SECTION 5.5           SEC Reports; Financial Statements..............................................  29
         SECTION 5.6           Brokers........................................................................  29
         SECTION 5.7           Merger Sub.....................................................................  29
         SECTION 5.8           Offer Documents; Schedule 14D-9................................................  29

         ARTICLE VI   COVENANTS...............................................................................  30
         SECTION 6.1           Affirmative Covenants of Company...............................................  30
         SECTION 6.2           Negative Covenants of Company..................................................  31
         SECTION 6.3           Affirmative Covenants of Acquiror..............................................  34
         SECTION 6.4           Negative Covenants of Acquiror.................................................  34
         SECTION 6.5           Access and Information.........................................................  35

         ARTICLE VII  ADDITIONAL AGREEMENTS...................................................................  36
         SECTION 7.1           Meeting of Stockholders........................................................  36
         SECTION 7.2           Proxy Statement................................................................  37
         SECTION 7.3           Appropriate Action; Consents; Filings..........................................  37
         SECTION 7.4           Public Announcements...........................................................  38
         SECTION 7.5           NASDAQ Listing.................................................................  39
         SECTION 7.6           State Takeover Statutes........................................................  39
         SECTION 7.7           Merger Sub.....................................................................  39
         SECTION 7.8           Indemnification and Insurance..................................................  39
         SECTION 7.9           Treatment of Stock Options; Employee Matters...................................  40
         SECTION 7.10          No Solicitation................................................................  42

         ARTICLE VIII CLOSING CONDITIONS......................................................................  44
         SECTION 8.1           Conditions to Obligations of Each Party Under This Agreement...................  44

         ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER.......................................................  45
         SECTION 9.1           Termination....................................................................  45
         SECTION 9.2           Effect of Termination..........................................................  46

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                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
         SECTION 9.3           Amendment......................................................................  47
         SECTION 9.4           Waiver.........................................................................  47
         SECTION 9.5           Fees, Expenses and Other Payments..............................................  47

         ARTICLE X    GENERAL PROVISIONS......................................................................  48
         SECTION 10.1          Effectiveness of Representations, Warranties and Agreements....................  48
         SECTION 10.2          Notices........................................................................  49
         SECTION 10.3          Certain Definitions............................................................  50
         SECTION 10.4          Headings.......................................................................  51
         SECTION 10.5          Severability...................................................................  51
         SECTION 10.6          Entire Agreement...............................................................  51
         SECTION 10.7          Assignment.....................................................................  51
         SECTION 10.8          Parties in Interest............................................................  52
         SECTION 10.9          Failure or Indulgence Not Waiver; Remedies Cumulative..........................  52
         SECTION 10.10         Governing Law..................................................................  52
         SECTION 10.11         Counterparts...................................................................  52
         SECTION 10.12         Specific Performance...........................................................  52
         SECTION 10.13         Interpretation.................................................................  52

         ANNEX A TO AGREEMENT AND PLAN OF MERGER..............................................................   1

                                            Exhibits
                                            --------
         Exhibit A         -        Stock Option Agreement
         Exhibit B         -        Form of Surviving Corporation Certificate of Incorporation
         Exhibit C         -        Form of Surviving Corporation Bylaws

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


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 2000 (this "Agreement"), is by and among KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation ("Acquiror"), CARDINAL MERGER SUB., INC., a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and CERPROBE CORPORATION, a Delaware corporation ("Company"). Acquiror and Merger Sub are sometimes collectively referred to herein as the "Acquiror Companies."

         WHEREAS, the Boards of Directors of Acquiror, Merger Sub and Company have approved the acquisition of Company by Acquiror upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in furtherance of such acquisition, Acquiror, Merger Sub and Company have agreed that, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall commence an offer (as amended or supplemented in accordance with this Agreement) to purchase for cash all of the issued and outstanding shares of common stock, par value $.05 per share, of Company (the "Company Common Stock," which term as used herein shall include the associated Rights (as defined in Section 4.3(a) hereof), and such offer to purchase all of the issued and outstanding shares of Company Common Stock shall be referred to herein as the "Offer") at a price per share of $20.00, net to the seller in cash, (such price, or such higher price as may be paid in the Offer, the "Common Stock Price");

         WHEREAS, the Boards of Directors of Acquiror, Merger Sub and Company have each approved the merger of Merger Sub with and into Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each of the shares of Company Common Stock, other than the outstanding shares of Company Common Stock owned directly or indirectly by Acquiror, Merger Sub or Company and Dissenting Shares (as defined in Section 3.5(b) hereof), will be converted into the right to receive the Common Stock Price;

         WHEREAS, the Board of Directors of Company has resolved to recommend that the holders of shares of Company Common Stock tender their shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Acquiror, Merger Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

         WHEREAS, Acquiror and Company, in connection with this Agreement and prior to or contemporaneously with the execution of this Agreement, have entered into a Stock Option Agreement in the form of Exhibit A hereto (the "Stock Option Agreement"); and

         WHEREAS, simultaneously with the execution and delivery of this Agreement and in order to induce Acquiror and Merger Sub to enter into this Agreement, certain stockholders of Company (the "Certain Stockholders") have executed and delivered to Acquiror and Merger Sub an agreement (the "Affiliate Tender Agreement") pursuant to which the Certain Stockholders have agreed to take specified actions in furtherance of the transactions contemplated by this Agreement, including tendering their shares of Company Common Stock into the Offer.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE I

                                    THE OFFER

     SECTION 1.1 The Offer.

        (a) Subject to the provisions of this Agreement, and provided that this Agreement shall not have been terminated in accordance with Section 9.1 and subject to the satisfaction or waiver of each of the conditions to the Offer set forth in Annex A to this Agreement (the "Offer Conditions"), not later than the tenth (10th) business day from the date of public announcement (counting the business day on which such announcement is made) of the execution of this Agreement (which date of announcement shall be no later than the first business day after the execution of this Agreement), Acquiror shall cause Merger Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer at a price equal to the Common Stock Price for each and every share of Company Common Stock. The obligation of Merger Sub to consummate the Offer, to accept for payment and to pay for any shares of Company Common Stock tendered pursuant to the Offer shall be subject solely to the satisfaction or waiver of the Offer Conditions. It is agreed that the Offer Conditions are for the benefit of Merger Sub and may be asserted by Merger Sub regardless of the circumstances giving rise to any such condition and Merger Sub expressly reserves the right, in its sole discretion, to waive any such condition; provided that, without the prior written consent of Company, Merger Sub shall not waive the Minimum Condition (as defined in Annex A) or the condition set forth in paragraph (f) of Annex A. The initial time and expiration date of the Offer shall be 12:00 midnight Eastern Standard Time on the date that is the 20th business day following the commencement of the Offer (determined using Rule 14d-2 under the Exchange Act) (the "Scheduled Expiration Date" and any date to which the Offer is extended as permitted by Section 1.1(b) shall be referred to herein as the "Extended Expiration Date").

        (b) Merger Sub expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer, provided, that without the prior written consent of Company (which consent will not be valid unless authorized by the Board of Directors of Company), no modification or change may be made which (i) decreases the consideration payable in the Offer (except as permitted by this Agreement), (ii) changes the form of consideration payable in the Offer (other than by adding consideration), (iii) changes the Minimum Condition, (iv) decreases the maximum number of shares of Company Common Stock sought pursuant to the Offer, (v) changes the material conditions to the Offer in a manner

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
adverse to Company or its stockholders or option holders, or (vi) imposes any additional conditions to the Offer, and (vii) except as provided herein, extends the Offer if on the Scheduled Expiration Date all of the Offer Conditions have been satisfied or waived. Notwithstanding the foregoing, Merger Sub may (but shall not be required under this Agreement or otherwise to), without the consent of Company, (i) extend the Offer on one or more occasions for such period as may be determined by Merger Sub in its sole discretion (each such extension period not to exceed 5 business days at a time for an aggregate period (including any extensions pursuant to the following clauses (A) and (B)) of 10 business days), if on the Scheduled Expiration Date (A) any of the Offer Conditions shall not be satisfied or waived, or (B) the Minimum Condition has been satisfied but less than 90% of the shares of Company Common Stock have been validly tendered and not properly withdrawn, provided that in the event Acquiror elects to extend the Offer under clause (B), then all Offer Conditions (other than those set forth in clauses (b) and (c) of Annex A) shall be deemed to be irrevocably waived as of the commencement of such extension, or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. Subject to the foregoing, on the terms and subject to the satisfaction or waiver of the Offer Conditions, Merger Sub shall be obligated on the earliest date that all of the Offer Conditions are first satisfied or waived, accept for payment and pay for, and Acquiror shall cause Merger Sub to accept for payment and pay for, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Notwithstanding the foregoing, Merger Sub may in its sole discretion elect to provide for a subsequent offering period pursuant to, and on the terms required by, Rule 14d-11 under the Exchange Act.

        (c) On the date of commencement of the Offer, Acquiror and Merger Sub shall file with the SEC with respect to the Offer a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO") with respect to the Offer which will comply in all material respects with the provisions of applicable federal securities laws, and will contain the offer to purchase relating to the Offer and forms of related letters of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer shall be made, together with any supplements or amendments thereto and including the exhibits thereto, are referred to herein collectively as the "Offer Documents"). Acquiror shall deliver copies of the proposed forms of the Offer Documents to Company at least 48 hours prior to filing such documents with the SEC for review and comment by Company and its counsel. Company and its counsel shall be given not less than 48 hours to review any amendments and supplements to the Offer Documents prior to their filing with the SEC or dissemination to Company's stockholders. Acquiror shall provide Company and its counsel in writing any comments that Merger Sub, Acquiror or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly and in any event not later than 24 hours after the receipt thereof. Each of Company, Acquiror and Merger Sub shall promptly correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect and Acquiror and Merger Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the stockholders of Company, in each case, as and to the extent required by applicable federal securities laws.

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

     SECTION 1.2 Company Actions

        (a) Company hereby consents to the Offer and represents and warrants that (i) its Board of Directors, at a meeting duly called and held on October 11, 2000, has unanimously duly adopted resolutions approving the Offer, the Merger, this Agreement, the Stock Option Agreement, the Affiliate Tender Agreement, and the other transactions contemplated hereby and thereby, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, Company's stockholders and recommending acceptance of the Offer and approval of the Merger and this Agreement by the stockholders of Company, and (ii) to the extent necessary, Company has taken all necessary action to exempt the Offer, the Merger and the Affiliate Tender Agreement under or make the Offer, the Merger and the Affiliate Tender Agreement not subject to
(A) Section 203 of the Delaware General Corporation Law (the "DGCL") and (B) any other state takeover or other law in any jurisdiction where Company is, or is required to be, qualified to do business that purports to limit or restrict business combination, the ability to acquire or vote shares or the transactions contemplated by this Agreement. Subject to Section 7.10(b), Company hereby consents to the inclusion in the Offer Documents of the Offer Recommendation (as defined in Section 1.2(b)). Company has been advised that all of its directors and executive officers (as determined in accordance with Section 6.2(a)(i)) intend to tender their shares of Company Common Stock pursuant to the Offer.

        (b) Company shall file with the SEC on the date of the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall comply in all material respects with the provisions of applicable federal securities laws, and, subject to Section 7.10(b), shall contain the recommendations of the Board in favor of the Offer and the Merger (the recommendation of the Board of Directors of Company in favor of the Offer and the Merger being referred to as the "Offer Recommendation"), and shall cooperate with Acquiror and Merger Sub in mailing or otherwise disseminating the Schedule 14D-9 to Company's stockholders. Company shall deliver copies of the proposed forms of the Schedule 14D-9 to Acquiror at least 48 hours prior to the filing of such documents with the SEC for review and comment by Acquiror and its counsel. Acquiror and its counsel shall be given not less than 48 hours to review any amendments and supplements to the Schedule 14D-9 prior to their filing with the SEC or dissemination to Company's stockholders. Company shall provide Acquiror and its counsel in writing any comments that Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly and in any event not later than 24 hours after the receipt thereof. Each of Company, Acquiror and Merger Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect and Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to Company's stockholders, as and to the extent required by applicable federal securities laws.

     SECTION 1.3 Stockholder Lists. In connection with the Offer, Company shall promptly furnish to, or cause to be furnished to, Acquiror and Merger Sub mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing or computer file containing the names and addresses of the record holders of the shares of Company

Common Stock as of a recent date and of those persons becoming record holders subsequent to such date (to the extent available), together with all other relevant, material information in Company's possession or control regarding the beneficial owners of shares of Company Common Stock and shall furnish Acquiror and Merger Sub with such information and assistance as Acquiror, Merger Sub or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of shares of Company Common Stock. Subject to the requirements of applicable Law (as defined in Section 4.6(a)), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Acquiror and Merger Sub shall, and shall cause each of their affiliates to, hold the information contained in any of such labels, lists, computer files and other information in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to Company all copies of such information or extracts therefrom then in their possession or under their control.

     SECTION 1.4 Directors; Section 14(f).

        (a) Immediately upon the acceptance for payment of and payment for shares of Company Common Stock by Merger Sub or any of its affiliates pursuant to the Offer, Merger Sub shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of Company as will give Merger Sub, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of Company equal to the product of (i) the total number of directors on the Board of Directors of Company (giving effect to any increase in the size of such Board pursuant to this Section 1.4) and (ii) the percentage that the number of shares of Company Common Stock, beneficially owned by Merger Sub and its affiliates (including shares of Company Common Stock so accepted for payment and purchased) bears to the number of shares of Company Common Stock then outstanding; provided that, so long as the total number of directors on the Board of Directors of Company does not exceed nine (9), the number of directors designated by Merger Sub on the Board of Directors of Company shall not exceed seven (7). In furtherance thereof, concurrently with such acceptance for payment and payment for such shares of Company Common Stock Company shall, upon request of Acquiror or Merger Sub and in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, use its reasonable best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Merger Sub to be so elected or appointed to Company's Board of Directors, and, subject to applicable law, Company shall take all reasonable actions available to Company to cause such designees of Merger Sub to be so elected or appointed. At such time, Company shall, if requested by Acquiror or Merger Sub and subject to applicable law, also take all reasonable action necessary to cause persons designated by Merger Sub to constitute at least the same percentage (rounded up to the next whole number) as is on Company's Board of Directors of (i) each committee of Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of Company and (iii) each committee (or similar body) of each such board.

        (b) Notwithstanding the foregoing, after the time that Merger Sub's designees are elected to the Board of Directors of Company, such Board of Directors shall have, at all times prior to the Effective Time (as defined in Section 2.2 hereof), at least two directors who are directors on the date of this Agreement and who are not officers or affiliates of Company, Acquiror or any of their affiliates (it being understood that for purposes of this sentence, a director (including, without limitation, the Chairman of the Board of Directors) of Company shall not be deemed an affiliate of Company solely as a result of his status as a director of Company) (the "Current Directors"); and provided further, that, (i) if the number of Current Directors serving on the Board of Directors of Company shall be reduced below two for any reason whatsoever (including, without limitation, by a director's refusing or failing to serve), the remaining Current Director serving on the Board of Directors may designate another Current Director to fill such vacancy, (ii) if no Current Directors then remain on the Board of Directors of Company, the other directors shall designate two other Current Directors to fill such vacancies, and (iii) if notwithstanding the foregoing, no Current Directors are on the Board of Directors of Company, the other directors may designate two other persons to fill such vacancies who shall not be officers or affiliates of Company, Acquiror or any of their respective affiliates (each an "Independent Director"). Subject to applicable Law, Company shall promptly take all action reasonably requested by Acquiror necessary to effect any such election, including furnishing the information required by Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder to Acquiror for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of Company.

        (c) Prior to the Effective Time and from and after the time that Merger Sub's designees constitute a majority of Company's Board of Directors, if applicable, any amendment or any termination of this Agreement by Company, any extension of time for performance of any of the obligations of Acquiror or Merger Sub hereunder, and any waiver of any condition or of any of Company's rights hereunder may be effected only with the affirmative vote of a majority of the Current Directors and Independent Directors; provided, that, if there shall be no Current Directors or Independent Directors, such actions may be effected by majority vote of the entire Board of Directors of Company.


                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the DGCL, Merger Sub shall be merged with and into Company and the separate existence of Merger Sub shall thereupon cease. Company shall continue its existence under the laws of the State of Delaware and, in its capacity as the surviving corporation in the Merger, Company is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 2.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certificate of merger, in a form mutually acceptable to Acquiror and Company, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VIII. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the consummation of the Offer. Accordingly, the parties shall, subject to the provisions hereof and to the fiduciary duties of their respective boards of directors, use all reasonable best efforts to consummate, as soon as practicable after the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, the Merger in accordance with Section 2.4.

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.4 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after consummation of the Offer, and, to the extent required by the DGCL, after the vote of the stockholders of Company holding a majority of the outstanding shares of Company Common Stock in favor of the approval of the Merger and this Agreement has been obtained, Company and Merger Sub (or Acquiror if appropriate) shall execute and file the Merger Filing, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the Merger Filing, a closing (the "Closing") will be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     SECTION 2.5 Certificate of Incorporation. The Certificate of Incorporation of Merger Sub as amended and restated in the form of Exhibit B shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time and, subject to Section 7.8, thereafter may be amended in accordance with its terms and as provided in the DGCL.

     SECTION 2.6 Bylaws. The Bylaws of Merger Sub as amended and restated in the form of Exhibit C shall be the Bylaws of the Surviving Corporation after the Effective Time, and, subject to Section 7.8, thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

     SECTION 2.7 Directors and Officers. The directors and officers of Merger Sub in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time, and such directors and officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1 Conversion of Company Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquiror, Merger Sub or Company:

        (a) each share of Company Common Stock, other than shares to be cancelled in accordance with Section 3.1(b) and Dissenting Shares, shall, subject to Section 3.3, be converted into the right to receive the Common Stock Price (the "Merger Consideration"), payable to the holder thereof, in each case without interest; and

        (b) each share of capital stock of Company, if any, owned by Acquiror or any subsidiary of Acquiror or held in treasury by Company or any subsidiary of Company immediately prior to the Effective Time shall automatically be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Time.

     SECTION 3.2 Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror as the sole stockholder of Merger Sub, each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     SECTION 3.3 Funding of Payments.

        (a) At the Effective Time, Acquiror shall deposit with American Stock Transfer or such other paying agent as may be designated by Acquiror prior to the Effective Time with the approval of Company (the "Paying Agent") cash sufficient to make payments in accordance with this Article III. The cash amounts so deposited with the Paying Agent are referred to collectively as the "Exchange Fund."

        (b) As soon as reasonably practicable after the Effective Time, Acquiror shall cause the Paying Agent to mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares of Company Common Stock cancelled pursuant to Section 3.1(b) (the "Company Stock Certificates"),
(i) a letter of transmittal in customary form and containing such provisions as Acquiror may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Paying Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Acquiror, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration (less any amounts required to be withheld pursuant to applicable tax laws), and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 3.3(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration (less any amounts required to be withheld pursuant to applicable tax laws). In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, the Merger Consideration may be delivered (in accordance with this Article III) to a person other than the person in whose name the Company Stock Certificate so surrendered is registered if, upon presentation to the Paying Agent, such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the delivery of the Merger Consideration to a person other than the registered holder of such Company Stock Certificate or establishes to the satisfaction of the Acquiror that such tax has been paid or is not applicable. If any Company Stock Certificate shall have been lost, stolen or destroyed, Acquiror may, in its discretion and as a condition precedent to the delivery of the Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Acquiror may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Acquiror or the Surviving Corporation with respect to such Company Stock Certificate.

        (c) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered to Acquiror upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 3.3 shall thereafter look only to Acquiror for satisfaction of their claims for the Merger Consideration.

        (d) Each of the Paying Agent, Acquiror and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts, if any, as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person or entity to whom such amounts would otherwise have been paid.

        (e) Neither Acquiror, the Surviving Corporation nor the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other person or entity with respect to the Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Law.

     SECTION 3.4 Closing of Company's Transfer Books. At and after the Effective Time, holders of Company Stock Certificates shall cease to have any rights as stockholders of Company, except for the right to receive the Merger Consideration (less any amounts required to be withheld pursuant to applicable tax laws). At the Effective Time, the stock transfer books of Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the

Effective Time, subject to the terms and conditions of this Agreement, Company Stock Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration (less any amounts required to be withheld pursuant to applicable tax laws) in accordance with this Article III.

     SECTION 3.5 Dissenting Shares.

        (a) Notwithstanding any other provision of this Agreement, any shares of Company Common Stock held by a holder (a "Dissenting Shareholder") who has timely demanded and perfected a demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and, as of the Effective Time, and has neither effectively withdrawn nor lost the right to such appraisal shall not represent a right to receive the Merger Consideration for such shares of Company Common Stock pursuant to Section 3.1(a) above, but rather the holder thereof shall be entitled to only such rights as are granted by the DGCL.

        (b) If any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's shares of Company Common Stock ("Dissenting Shares") under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) such right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive, with respect to such Dissenting Shares and upon surrender of the Company Stock Certificate(s) representing such Dissenting Shares in accordance with this Agreement, the Merger Consideration (less any amounts required to be withheld pursuant to applicable tax Laws).

        (c) Company shall give Acquiror prompt notice of any demands by a Dissenting Shareholder for appraisal of such Dissenting Shareholder's Company Common Stock, or notices of intent to demand appraisal, received by Company and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demand. Company shall not, except with the prior consent of Acquiror or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth on the Disclosure Schedule delivered by Company to the Acquiror Companies concurrently with the execution of this Agreement (the "Company Disclosure Schedule") or as otherwise permitted or contemplated by this Agreement, Company hereby represents and warrants to the Acquiror Companies that:

     SECTION 4.1 Organization and Qualification; Subsidiaries. Each of Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized, has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing (with respect to jurisdictions that recognize such concept) to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing individually and in the aggregate has not and would not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect (including prospective changes or effects) that, individually or when taken together with all other changes or effects, is or would reasonably be expected to be adverse to the assets, liabilities, financial condition, results of operations or business of Company and its subsidiaries, taken as a whole, which changes or effects in relation to the assets, liabilities, financial condition, results of operations or business of Company and its subsidiaries taken as a whole result or would reasonably be expected to result in damages, liabilities or expenses to Company of $5,000,000 or more, provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has or will be a Company Material Adverse
Effect: (a) any changes in the trading price or trading volume for shares of Company Common Stock between the date hereof and the Effective Time, (b) the failure by Company to meet internal projections or forecasts or published revenue or earning predictions for any period ending (or for which revenues or earnings are disclosed) on or after the date hereof, (c) any change in the economy or securities markets of the United States or any other country or region in general, (d) any change or effect resulting from the announcement of the transactions contemplated hereby, (e) changes in law or generally accepted accounting principles, which affect generally entities such as Acquiror or Company, (f) any change or effect in the semiconductor or the semiconductor capital equipment industries in general, and not specifically Company or its subsidiaries, (g) any change or effect resulting from the taking of any actions by Company that have been approved in writing by Acquiror, including those actions contemplated by Section 7.9, or (h) any change or effect resulting from compliance by any of the parties hereto with the terms of this Agreement.
Section 4.1 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Company's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Company or another subsidiary of Company and (B) an indication of whether each such subsidiary is a Significant Subsidiary (as defined in Section 10.3(f)).

     SECTION 4.2 Charter and Bylaws. Company has heretofore furnished to Acquiror complete and correct copies of the Articles or Certificates of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of Company and each of its subsidiaries. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Articles or Certificate of Incorporation or Bylaws (or equivalent organizational documents).

     SECTION 4.3 Company Capitalization.

        (a) The authorized capital stock of Company consists of (i) 25,000,000 shares of Company Common Stock, of which, as of September 30, 2000: (A) 9,489,760 shares were issued and outstanding (each, together with a preferred stock purchase right (the "Rights") issued pursuant to the Rights Agreement dated as of September 28, 1998, by and between Company and American Securities Transfer and Trust Inc. (the "Company Rights Agreement")), (B) 1,252,273 shares were reserved for future issuance pursuant to grants under Company's 1997 Employee Stock Purchase Plan, as amended (the "Company ESPP") or outstanding stock options, grants or awards (collectively, the "Stock Awards") granted pursuant to Company's 1995 Stock Option Plan, as amended, Company's Non-Qualified Stock Option Plan, as amended, Company's Incentive Stock Option Plan, as amended, and Company's 1999 Stock Option Plan (collectively, the "Option Plans"), (C) no shares were reserved for future issuance pursuant to outstanding warrants, and (D) 408,165 shares were issued and held in treasury, and (ii) 10,000,000 shares of Preferred Stock, par value $ 0.05 per share, of which none was issued and outstanding. Except as described in this Section 4.3, as of the date of this Agreement, no shares of capital stock of Company are reserved for issuance for any other purpose. Since September 30, 2000, no shares of capital stock have been issued by Company except pursuant to agreements for which shares were adequately reserved at such date and which are disclosed under clause (B) of this subsection (a). Since September 30, 2000, Company has not granted options for, or other rights to purchase or otherwise acquire, more than 25,000 shares of Company Common Stock. Each of the issued shares of capital stock of Company is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock subject to) any preemptive or similar rights or agreement to which Company is a party or is bound, and all such issued shares owned by Company or a subsidiary of Company are owned free and clear of all security interests, liens, pledges, charges or other encumbrances of any nature whatsoever.

        (b) No bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") is issued or outstanding. All shares of Company Common Stock which may be issued pursuant to the Option Plans will, when issued in accordance with the terms of the related Option Plan and Stock Award, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

        (c) Except (i) as set forth in Section 4.3(a) above, or (ii) pursuant to the Rights Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Company or any of its subsidiaries is a party relating to the capital stock of Company (issued or unissued) or the Voting Debt of Company. There are no voting trusts, proxies or other agreements or understandings to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of Company.

        (d) Company has previously delivered to Acquiror a complete and correct list setting forth as of September 30, 2000, (i) the number of Stock Awards outstanding,

(ii) the exercise price of each outstanding Stock Award, and (iii) the number of Stock Awards that are vested and exercisable as of such date.

     SECTION 4.4 Subsidiary Capitalization. Each of the issued shares of capital stock of, or other equity interests in, each of Company's subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights or agreement to which any such subsidiary is a party or is bound, and all such issued shares or other equity interests owned by Company or a subsidiary of Company are owned free and clear of all security interests, liens pledges, charges or other encumbrances of any nature whatsoever. There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Company or any of Company's subsidiaries is a party relating to the capital stock of any of Company's subsidiaries (issued or unissued). There are no obligations, contingent or otherwise, of Company or any of its subsidiaries to (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the material obligations of, any subsidiary of Company or any other person or entity. Neither Company (except with respect to its subsidiaries disclosed on Section 4.1 of the Company Disclosure Schedule) nor any of such subsidiaries directly or indirectly own or have agreed to purchase or otherwise acquire any interest convertible into or exchangeable or exercisable for, the capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity. Since June 1, 1995, neither Company nor any of its subsidiaries has, at any time, been a general partner of any general partnership, limited partnership or other person or entity. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person or entity is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of any of Company's subsidiaries.

     SECTION 4.5 Authority. Company has the requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement (the "Transaction Documents"), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents (subject to, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the stockholders of Company as set forth in
Section 4.20 of this Agreement). The execution and delivery of the Transaction Documents by Company and the consummation by Company of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous authorization of, and approval by, the Board of Directors of Company on October 11, 2000 of the Offer, the Merger and the execution, delivery and performance of the Transaction Documents by Company), subject to, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the stockholders of Company as set forth in Section 4.20 of this Agreement. The Transaction Documents have been duly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the Acquiror Companies (to the extent a party thereto), constitute the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

     SECTION 4.6 No Conflict; Required Filings and Consents.

        (a) The execution and delivery of the Transaction Documents by Company does not, and the consummation of the transactions contemplated by the Transaction Documents will not, (i) conflict with or violate the Articles or Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Company or any of its subsidiaries, (ii) subject to, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the stockholders of Company set forth in Section 4.20 of this Agreement, conflict with or violate in any material respect any Laws applicable to Company or any of its subsidiaries or by or to which any of their respective properties are bound or subject or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to any Significant Contract. For purposes of this Agreement, the term (A) "Contract" includes any written, oral or other agreement, contract, lease, instrument, note, option, warranty, purchase order, bond, mortgage, indenture, license or similar authorization, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, (B) "Significant Contract" means any Contract filed or required to be filed as an exhibit to the Company SEC Reports (as defined in Section 4.8(a)), any Employment Contract (as defined in Section 4.14(h)) or any Contract that is required to be disclosed in the Company Disclosure Schedule pursuant to Sections 4.13(a) through (l), (C) "Law" means any material federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree, and
(D) "Permit" means any material franchise, grant, authorization, license, permit, easement, variance, exemption, consent, certificate, identification and registration number, approval or order issued by a Governmental Entity necessary to own, lease or operate Company's properties or to carry on Company's business as it is now being conducted.

        (b) The execution and delivery of the Transaction Documents by Company does not, and the performance of the Transaction Documents by Company will not, require Company to obtain any material consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities") or any other person or entity, except
(i) for applicable requirements, if any, of the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing and recordation of appropriate merger documents as required by the DGCL, and, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the stockholders of Company as set forth in Section 4.20 of this Agreement, and (ii) for such consents, licenses, permits, waivers, approvals, authorizations, orders, filings or notifications with Governmental Entities, the failure of which to be made or obtained will not have individually or in the aggregate a Company Material Adverse Effect or impair or delay the transactions contemplated by the Transaction Documents.

     SECTION 4.7 Permits; Compliance. Each of Company and its subsidiaries has in effect all Permits. Neither Company nor any of its subsidiaries is in any material respect in conflict with, or in default or violation of, any such Permits or of any Law applicable to Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject. Since January 1, 1998, neither Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to, or otherwise has knowledge of, any possible conflicts, defaults or violations of Laws or Permits, except for possible conflicts, defaults or violations that have not had and will not have a Company Material Adverse Effect.

     SECTION 4.8 Reports; Financial Statements.

        (a) Since December 31, 1998, Company has filed on a timely basis all forms, reports, statements, schedules and other documents required to be filed by it with the SEC (collectively referred to as the "Company SEC Reports"). As of the time each of the Company SEC Reports was filed with the SEC (or, if amended or superseded by a later filed Company SEC Report, then on the date of such filing), the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not (except with respect to the subject matter of any exhibits thereto, as to which no representation is made) (A) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or (B) omit to state a material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The consolidated financial statements of Company contained in the Company SEC Reports (i) complied in all material respects, as of the time of their filing with the SEC (or, if amended or superceded by a later filed Company SEC Report, then on the date of such filing), with the published rules and regulations of the SEC, (ii) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles, and (B) as may be indicated in the notes thereto) and
(iii) fairly present in all material respects the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements, to normal year-end audit adjustments), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 4.9 Undisclosed Liabilities. Company and its subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (a) liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Company and its subsidiaries included in the most recently filed Company SEC Report filed prior to the date of this Agreement or reflected in the notes thereto or (b) additional liabilities that since the date of such balance sheet that (i) have arisen in the ordinary course of business; (ii) are accrued or reserved against on the books and records of Company and its subsidiaries; and (iii) amount in the aggregate to less than $500,000.

     SECTION 4.10 Absence of Certain Changes or Events. Except as described in the Company SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, between December 31, 1999 and the date of this Agreement, Company and its subsidiaries have conducted their respective businesses only in the usual and ordinary course consistent with past practice and there has not been any Company Material Adverse Effect or any event, condition or contingency that could reasonably be expected to result in such a Company Material Adverse Effect.

     SECTION 4.11 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Company, investigation of any kind by any Governmental Entity, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, other than claims, actions, suit, litigations, proceedings, arbitrations or investigations where the only remedy being sought is monetary damages of less than $25,000. Neither Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, that is material to the business of Company and its subsidiaries taken as a whole.

     SECTION 4.12 Customers. For the three years prior to the date of this Agreement there have not been any disputes or controversies involving, in the aggregate, more than $500,000 between Company or any of its subsidiaries and any single customer of any of them. Section 4.12 of the Disclosure Schedule lists the names of the ten (10) customers of Company that generated the most revenue during 1998 and 1999 and the aggregate revenues attributable to each in each such period. No customer that accounted for more than of 5% of the revenues of Company during 1998, 1999 or the current year to date has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with Company.

     SECTION 4.13 Major Contracts. Section 4.13 of the Company Disclosure Schedule sets forth a complete and correct list of the following to which as of the date of this Agreement Company or any of its subsidiaries is a party to or subject to and which has not been filed as an exhibit to the Company SEC
Reports:

        (a) Each Contract involving the performance of services or delivery of goods or materials by or to Company or any of its subsidiaries (i) of an aggregate amount or value in excess of $500,000 in any 12-month period and (ii) which is not terminable by Company or such subsidiary without payment of penalty or premium on 30 days notice or less;

        (b) Each note, advance, guaranty, bond, letter of credit or other evidence of indebtedness entered into, issued or to be issued (contingently or otherwise) by or to

Company or any of its subsidiaries, and all loan and other agreements relating thereto; provided, however, that no such instrument need be listed where the amount owed, advanced, guaranteed or subject to a letter of credit does not exceed $25,000 with respect to any single instrument unless the aggregate of all such excluded instruments exceeds $100,000;

        (c) Each restriction, deed of trust, pledge, lien, security interest or other charge and encumbrance of any nature relating to or affecting any of the assets or properties of Company or any of its subsidiaries, other than restrictions, deeds of trust, pledges, liens, security interests or other charges and encumbrances that would not materially affect the value of such assets or properties or interfere with the ability of Company or any of its subsidiaries to conduct its business as currently conducted;

        (d) Each Contract to which Company is a party or is otherwise bound providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods or services and other than sale agency Contracts substantially similar to the form of sale agency Contract previously delivered by Company to Acquiror;

        (e) Each other Contract to which Company or any of its subsidiaries is a party or is otherwise bound that is material to its business, operation, capitalization, assets, liabilities, financial condition or prospects;

        (f) Any lease for real property, and any lease for personal property requiring annual payments of more than $100,000;

        (g) Each Contract (i) relating to the acquisition, transfer, development, sharing or license of any material Intellectual Property (as defined in Section 4.16(e)) (except for any Contract pursuant to which (A) any Intellectual Property is licensed to Company or any of its subsidiaries under any third party software license generally available to the public, or (B) any Intellectual Property is licensed by Company or any of its subsidiaries to any person or entity on a non-exclusive basis), or (ii) limiting Company or any of its subsidiaries from exploiting fully any Intellectual Property that is material to the conduct of the business of Company and its subsidiaries;

        (h) Each Contract pursuant to which Company or any of its subsidiaries is required to (i) provide maintenance or similar services if the Contract contains, with respect to such maintenance or similar services, payment terms, warranty, indemnification, limitation of liability or similar provisions that deviate in any material respect from the standard form of Contract used by Company (such standard form having been previously delivered to Acquiror), or
(ii) develop or provide any new technology or product or any upgrade or enhancement to any existing technology or product;

        (i) Each Contract imposing any restriction on the right or ability of Company or any of its subsidiaries (i) to compete with any other person or entity or in any market or geographical area, (ii) to acquire any product or other asset or any services from any other person or entity (including all exclusive and sole-source supply Contracts), (iii) to solicit, hire or retain any person or entity as an employee, consultant or independent contractor, (iv) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other person or entity, or (v) to perform services for any other person or entity;

        (j) Each Contract (i) that imposes any confidentiality obligation on any of Company or any of its subsidiaries, other than Contracts with actual or potential suppliers or customers entered into in the ordinary course of business consistent with past practice and non-disclosure Contracts entered into in connection with possible strategic transactions, or (ii) containing "standstill" or similar provisions;

        (k) Each Contract (i) to which any Governmental Entity is a party or under which any Governmental Entity has any rights or obligations, or (ii) directly or indirectly benefiting any Government Entity (including any subcontract or other Contract between Company or any of its subsidiaries and any contractor or subcontractor to any Governmental Entity;

        (l) Each Contract relating to a joint venture, partnership, limited liability company or similar arrangement;

        (m) Each Contract relating to any currency hedging;

        (n) Each outstanding loan or advance (excluding advances for travel and entertainment expenses made in accordance with Company's customary policies for such advances) in an amount in excess of $5,000 to any person or entity (including any stockholder and any director, officer, or employee of Company);

        (o) Each Contract that involves the pick-up, handling, transportation, disposal or treatment of hazardous waste;

        (p) Each Contract that provides for indemnification of any current or former officer, director or employee;

        (q) Each Contract incorporating or relating to any product warranty or similar obligation, except for Contracts substantially identical to the standard forms previously delivered by Company to Acquiror; and

        (r) Each material policy and binder of insurance (including without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements).

        Neither Company nor any of its subsidiaries is, nor to the knowledge of Company is any other party thereto, in default in any material respect under the terms of any Significant Contract or Permit.

     SECTION 4.14 Employee Benefit Plans; Labor Matters.

        (a) Section 4.14(a) of the Company Disclosure Schedule contains a complete and correct list of all benefit plans, arrangements, commitments and payroll practices

(whether or not employee benefit plans ("Benefit Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any present or former employees of Company or any of its subsidiaries or any ERISA Affiliate (as defined below) or to which Company or any of its subsidiaries or any ERISA Affiliate is or was within three years before the date of this Agreement obligated to make payments. Company has delivered to Acquiror, with respect to all such plans, arrangements, commitments and practices, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; the most recent summary plan descriptions and any subsequent summaries of material modifications discussing any employee benefit subject to Part I of ERISA; Forms series 5500 as filed with the Internal Revenue Service (the "IRS") for the three most recent plan years for any employee benefit plan subject to the Form series 5500 filing requirement; all trust agreements with respect to employee benefit plans funded through a trust; group annuity contracts with insurers providing benefits for participants; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Code section 401(a). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

        (b) With respect to each Benefit Plan required to be listed on the Company Disclosure Schedule: (i) each Benefit Plan has been administered in compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws; (ii) Company has made or provided for all contributions required under the terms of such Benefit Plans; (iii) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan; (iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or threatened by any governmental agency or authority or by any participant or beneficiary against any of the Benefit Plans, the assets of any of the trusts under such Benefit Plans or the Benefit Plan sponsor, or against any fiduciary of any of such Benefit Plans with respect to the design or operation of the Benefit Plans; (v) each Employee Pension Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, and any trust created pursuant to any such Employee Pension Benefit Plan that is intended to be exempt from federal income tax under Section 501(a) of the Code, has been issued a favorable determination letter which is currently applicable; and (vi) neither Company, any subsidiary of Company nor any ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Pension Benefit Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Benefit Plan.

        (c) Neither Company, any subsidiary of Company nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to (i) an Employee

Pension Plan which is a defined benefit plan or a money purchase plan, or (ii) a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

        (d) All employee benefit plans required to be listed on the Company Disclosure Schedule may, without liability, be amended, terminated or otherwise discontinued except as specifically prohibited by federal law.

        (e) Any bonding required under ERISA with respect to any Benefit Plan required to be listed on the Company Disclosure Schedule has been obtained and is in full force and effect and no funds held by or under the control of Company, any subsidiary of Company or any ERISA affiliate are plan assets.

        (f) Neither Company, any subsidiary of Company nor any ERISA Affiliate maintains any retired life and/or retired health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment (except as otherwise required by Section 4980B of the Code).

        (g) The consummation of the transactions contemplated by the Transaction Documents will not, alone or together with any other event, (i) entitle any person to severance pay, unemployment compensation or any other payment, or (ii) except as set forth in Section 7.9, accelerate the time of payment or vesting, or increase the amount of compensation or severance pay due to any such employee.

        (h) Company has delivered to Acquiror (i) each Contract in effect relating to the employment of, or the performance of services by, any officer of Company or any of its subsidiaries (other than Contracts terminable at will) or pursuant to which Company or any of its subsidiaries is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, (ii) each Contract in effect pursuant to which Company or any of its subsidiaries is or may become obligated to make any bonus or other payment (other than payments constituting base salary or commissions) in excess of $10,000 to any current or former employee or director, (iii) each Contract in effect with consultants of Company obligating Company to make annual cash payments in an amount exceeding $50,000; and (iv) a schedule listing all officers of Company who have executed a non-competition Contract with Company that is in effect as of the date of this Agreement (collectively, the Contracts set forth in clauses (i) through (iv) above, the "Employment Contracts").

         (i) Except as set forth in Section 7.9, Company has not amended, or taken any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of Company or a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to Company) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.14 of this Agreement since December 31, 1998.

     SECTION 4.15 Taxes.

        (a) As of the date of this Agreement, each of Company and its subsidiaries has filed all material Tax returns and reports ("Tax Returns") required to be filed by it and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired. Company and each of its subsidiaries has paid (or Company has paid on their behalf) all Taxes shown as due on such Tax Returns, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements and for all deferred Taxes accrued through such date.

        (b) Neither Company nor any of its subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with respect to Taxes with any entity not included in the consolidated financial statements of Company.

        (c) There are no federal, state, local or foreign audits or other administrative or judicial proceedings currently pending with respect to any Tax Returns.

        (d) No assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Company or any of its subsidiaries that is not adequately reserved for.

        (e) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of Company or its subsidiaries.

        (f) As of the date of this Agreement, neither Company nor any of its subsidiaries has filed a consent under Section 341(f) of the Code or is the subject of any adjustment under Section 481(a) of the Code relating to a change in accounting method. Neither Company nor any of its subsidiaries is a partner in a partnership or other entity that is classified as a partnership for federal income Tax purposes.

        (g) The deduction of any amount payable pursuant to the terms of the Benefit Plans, Option Plans or any employment Contract will not be subject to disallowance under Section 280G or Section 162(m) of the Code.

     SECTION 4.16 Intellectual Property.

        (a) Section 4.16(a)(i) of the Company Disclosure Schedule sets forth as of the date of this Agreement, with respect to each item of Intellectual Property owned by Company or any of its subsidiaries and described in Section 4.16(e)(i), (A) a brief description of such item of Intellectual Property, and
(B) the names of the jurisdictions covered by the applicable registration or application. Section 4.16 (a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or annual payment obligations in excess of $100,000 existing on the date of this Agreement with respect to, each item of Intellectual Property that is licensed or otherwise made available to Company or any of its subsidiaries by any person or entity and is material to the business of Company or any of its subsidiaries (except for any item of Intellectual Property that is licensed to Company or its subsidiaries under any third party software license generally available to the public), and identifies the Contract under which such item of Intellectual Property is being licensed or otherwise made available to Company or its applicable subsidiary. Company or its subsidiaries own or are validly licensed or otherwise have the right to use all of the Intellectual Property that is material to the conduct of the business of Company and its subsidiaries, taken as a whole, free and clear of all liens, mortgages, security interests, restrictions, pledges, or other encumbrances of any nature whatsoever, except for (1) any lien for current taxes not yet due and payable, and (2) liens that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of Company or its subsidiaries. Neither Company nor any of its subsidiaries has developed jointly with any other person or entity any item of Intellectual Property that is material to the business of Company and its subsidiaries, taken as a whole, with respect to which such other person or entity has any rights. Neither Company nor any of its subsidiaries has licensed, or otherwise granted, to any third party any rights in or to any Intellectual Property that is material to the conduct of Company and its subsidiaries, taken as a whole.

        (b) Company and each of its subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Intellectual Property owned or licensed by Company or any of its subsidiaries that is material to the conduct of the business of Company and its subsidiaries, taken as a whole (except such Intellectual Property whose value would be unimpaired by disclosure). No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest (other than those irrevocably assigned to Company) in or with respect to any Intellectual Property owned or licensed by Company or any of its subsidiaries that is material to the conduct of the business of Company and its subsidiaries, taken as a whole.

         (c) (i) All patents, trademarks, service marks and copyrights held by Company or any of its subsidiaries that are material to Company and its business are valid, enforceable and subsisting; (ii) none of the Intellectual Property owned by Company or any of its subsidiaries and no Intellectual Property that is currently being developed by Company or any of its subsidiaries (either by itself or with any other person or entity) infringes or misappropriates any Intellectual Property owned or used by any other person or entity; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of Company or any of its subsidiaries is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other person or entity, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and neither Company nor any of its subsidiaries has received any notice or other communication (in writing or, to the knowledge of Company, otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other person or entity with respect to such products; (iv) to the knowledge of Company, no other person or entity is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other person or entity infringes or conflicts with, any Intellectual Property owned or licensed by Company or any of its subsidiaries that is material to the conduct of the business of Company and its subsidiaries, taken as a whole; and (v) to the knowledge of

Company, none of the Intellectual Property licensed to Company or any of its subsidiaries infringes, misappropriates or conflicts with any Intellectual Property owned or used by another person or entity.

        (d) The Intellectual Property owned or licensed by Company or any of its subsidiaries constitutes all the Intellectual Property necessary to enable Company and each of its subsidiaries to conduct their business in the manner in which such business has been and is being conducted.

        (e) For purposes of this Agreement, "Intellectual Property" shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application;
(ii) copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible assets; and (iii) right to use or exploit any of the foregoing.

     SECTION 4.17 Transactions with Affiliates. Between the date of Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 4.18 Certain Business Practices. None of Company, any of its subsidiaries or any directors, officers, agents or employees of Company or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any material provision of the Foreign Corrupt Practices Act of 1977, as amended,
(c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment.

     SECTION 4.19 Opinion of Financial Advisor. Company has received the opinion of Banc of America Securities LLC to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock in the Offer and the Merger is fair, from a financial point of view, to such holders. Company has been authorized by Banc of America Securities LLC to permit the inclusion of such opinion (and, subject to prior review and consent by Banc of America Securities LLC, a reference thereto) in Schedule 14D-9 and the Company Proxy Statement.

     SECTION 4.20 Vote Required. Subject to Section 7.1(b), the only votes of the holders of any class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding shares of the Company Common Stock as of the record date for the Company Stockholders Meeting. The vote of the holders of any class or series of Company capital stock is not necessary to consummate the Offer or any transaction contemplated by the Transaction Documents other than as set forth in the preceding sentence.

     SECTION 4.21 Brokers. No broker, finder or investment banker (other than Banc of America Securities LLC) is entitled to any brokerage, finder's, financial advisors or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company. Prior to the date of this Agreement, Company has made available to Acquiror a complete and correct copy of all agreements between Company and Banc of America Securities LLC pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     SECTION 4.22 Company Rights Agreement. Company has amended the Company Rights Agreement to provide that neither Acquiror nor Merger Sub, nor any affiliate or Acquiror or Merger Sub, shall be deemed to be an Acquiring Person or entity (as defined in the Company Rights Agreement) in connection with the transactions contemplated by this Agreement. The Rights will not separate from the Company Common Stock as a result of the execution, delivery or performance of any of the Transaction Documents or the consummation of the Offer or the Merger or any of the other transactions contemplated hereby or thereby, and none of Company, Acquiror, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the consummation of the Offer or following the Effective Time.

     SECTION 4.23 Insurance. Company and each of its subsidiaries are presently insured, and during each of the past three calendar years have been insured against such risks as, to Company's knowledge, companies engaged in a similar business are customarily insured. Neither Company nor any of its subsidiaries, since December 31, 1997, has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any material insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     SECTION 4.24 Properties. Company and its subsidiaries have good and marketable title to, or valid leaseholds in, free and clear of all liens, mortgages, security interests, restrictions, pledges, or other encumbrances, to all of their material properties and assets, except for (a) such properties and assets that are no longer used or useful in the conduct of its business or that have been sold or otherwise disposed of in the ordinary course of business, and
(b) liens, mortgages, security interests, or pledges that would not materially affect the value thereof or interfere with the ability of Company or any of its subsidiaries to conduct its business as currently conducted. Neither Company nor any of its subsidiaries own any material real property or any material interest in real property, except for (i) the leaseholds created under the real property leases identified in Section 4.24(i) of the Company Disclosure Schedule; and
(ii) the land described in Section 4.24(ii) of the Company Disclosure Schedule.

     SECTION 4.25 Environmental Matters.

        (a) Company and its subsidiaries have in effect all Permits, registrations, submissions and other authorizations which are required under the Environmental Laws (as defined in Section 4.25(e)) for the ownership, use and operation of each location owned, operated or leased by Company and its subsidiaries (the "Property"); to the knowledge of Company, no appeal nor any other action is pending to revoke or challenge any such Permit, registration, submission or other authorization; and Company and its subsidiaries are in full compliance with all material terms and conditions of all such Permits, registrations, submissions and other authorizations.

        (b) Company and its subsidiaries are in compliance in all material respects with all Environmental Laws.

        (c) There is no pending or, to Company's knowledge, threatened, claim, lawsuit, judicial action, administrative proceeding or any other proceeding against Company or any of its subsidiaries under any Environmental Law. Neither Company nor any of its subsidiaries has received written notice from any person or entity, including, but not limited to, a Governmental Entity, alleging that Company or any subsidiary is in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, including but not limited to, liability in connection with a Cleanup (as defined in Section 4.25(e)), which violation or liability is unresolved.

        (d) (i) The Property and all surface water, groundwater and soil on or under the Property is free of any material environmental contamination from Hazardous Substances, (ii) none of the Property contains any underground storage tanks, friable asbestos, equipment using PCBs or underground injection wells, and (iii) none of the Property contains any septic tanks or other on-site waste management system in which process wastewater or any Hazardous Substances have been discharged otherwise than in compliance in all material respects with Environmental Laws. To the knowledge of Company, no action, proceeding, liability or claim exists or is threatened against any site to which Company or any of its subsidiaries has ever sent or transported, or arranged to have sent or transported, any Hazardous Substance, or against Company or any of its subsidiaries with respect to the transportation of Hazardous Substances. Section 4.25(d) of the Company Disclosure Schedule identifies each site to which Company or any of its subsidiaries has transported, or arranged to send or transport, any Hazardous Substance within the past ten (10) years before the date of this Agreement; provided, however, that Company is not required to identify any such site if no applicable Environmental Law requires Company or any of its subsidiaries to maintain a listing of such sites.

        (e) For purposes of this Agreement, the following terms shall have the following meanings:

        "Cleanup" means all actions required to: (i) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (ii) prevent the release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; (vi) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment; or (v) any legal or administrative proceeding related to items (i) through (iv) including, but not limited to, actions brought by third parties to recover costs incurred with respect to Cleanup.

        "Environmental Laws" means all foreign, federal, provincial, state, county and local laws, regulations, codes, rules, ordinances and other requirements of law relating to pollution or protection of human health, safety or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

        "Hazardous Substances" means any toxic, radioactive, caustic, or other hazardous substance or waste, including, petroleum, its derivatives, byproducts, and other hydrocarbons, pollutants, contaminants, or any other substance defined as such by, or regulated as such under, any Environmental Law.

     SECTION 4.26 Offer Documents; Schedule 14D-9. Neither (a) any information supplied by Company in writing for inclusion or incorporation by reference in the Offer Documents, (b) any information to be filed by Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") (other than any information supplied to Company by Acquiror specifically for inclusion or incorporation by reference therein) nor
(c) the Schedule 14D-9 shall, at the respective times the Offer Documents, the Information Statement or the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement and the Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Company with respect to statements made or incorporated by reference therein based on information supplied by any of the Acquiror Companies or any of its subsidiaries specifically for inclusion or incorporation by reference therein.

     SECTION 4.27 Full Disclosure. None of the Transaction Documents (including the Company Disclosure Schedule) fail to state any material fact that is necessary to make the representations, warranties and information contained herein and therein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF ACQUIROR COMPANIES

         Except as set forth on the Disclosure Schedule delivered by the Acquiror Companies to Company concurrently with the execution of this Agreement (the "Acquiror Disclosure Schedule") or as otherwise permitted or contemplated by this Agreement, the Acquiror Companies hereby, jointly and severally, represent and warrant to Company that:

         SECTION 5.1 Organization and Qualification. Each of the Acquiror Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing (with respect to jurisdictions that recognize such concept) to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing individually and in the aggregate has not and would not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect (including prospective changes or effects) that, individually or when taken together with all other changes or effects, is or would reasonably be expected to be materially adverse to the assets, liabilities, financial condition, results of operations or business of Acquiror and its subsidiaries, taken as a whole, provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has or will be an Acquiror Material Adverse
Effect: (a) any changes in the trading price or the trading volume for the shares of common stock, without par value, of Acquiror between the date hereof and the Effective Time, (b) the failure by Acquiror to meet internal projections or forecasts or published revenue or earning predictions for any period ending (or for which revenues or earnings are disclosed) on or after the date hereof,
(c) any change in the economy or securities markets of the United States or any other country or region in general, (d) any change or effect resulting from the announcement of the transactions contemplated hereby, (e) changes in law or generally accepted accounting principles, which affect generally entities such as Acquiror or Company, (f) any change or effect in the semiconductor or the semiconductor capital equipment industries in general, and not specifically Acquiror or its subsidiaries or (g) any change or effect resulting from compliance by any of the parties hereto with the terms of this Agreement.

         SECTION 5.2 Charter and Bylaws. Acquiror has heretofore furnished to Company complete and correct copies of the Charter and the Bylaws, in each case as amended or restated to the date hereof, of each of the Acquiror Companies. None of the Acquiror Companies is in violation of any of the provisions of its Charter or Bylaws.

         SECTION 5.3 Authority. Each of the Acquiror Companies has the requisite corporate power and authority to execute and deliver the Transaction Documents (to the extent a party thereto), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery of the

Transaction Documents by each of the Acquiror Companies and the consummation by each of the Acquiror Companies (to the extent a party thereto) of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Acquiror Companies or the holders of Acquiror's capital stock are necessary to authorize the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents. The Transaction Documents have been duly executed and delivered by each of the Acquiror Companies (to the extent a party thereto) and, assuming the due authorization, execution and delivery thereof by Company, constitute the legal, valid and binding obligation of each of the Acquiror Companies (to the extent a party thereto) enforceable against the applicable Acquiror Company in accordance with their respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

         SECTION 5.4 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the consummation of the transactions contemplated by the Transaction Documents will not, (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Acquiror or Merger Sub, (ii) conflict with or violate in any material respect any material Laws applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) in any material respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any material Contract to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the performance of the Transaction Documents by each of the Acquiror Companies will not, require any of the Acquiror Companies to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities or other person or entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by the DGCL, and (ii) for such consents, licenses, permits, waivers, approvals, authorizations, orders, filings or notifications, the failure of which to be made or obtained will not have individually or in the aggregate an Acquiror Material Adverse Effect or impair or delay the transactions contemplated by the Transaction Documents.

         SECTION 5.5 SEC Reports; Financial Statements.

                  (a) Since December 31, 1998, Acquiror has filed on a timely basis all forms, reports, statements, schedules and other documents required to be filed with the SEC (collectively referred to as the "Acquiror SEC Reports"). As of the time each of the Acquiror SEC Reports was filed with the SEC (or, if amended or superseded by a later filed Acquiror SEC Report, then on the date of such filing), the Acquiror SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder and (ii) did not (except with respect to the subject matter of any exhibit thereto, as to which no representation is made) (A) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or (B) omit to state a material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of Acquiror contained in the Acquiror SEC Reports (i) complied in all material respects, as of the time of their filing with the SEC (or, if amended or superceded by a later filed Acquiror SEC Report, then on the date of such filing), with the published rules and regulations of the SEC, (ii) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles, and (B) as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements, to normal year-end audit adjustments), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 5.6 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's, financial advisors or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 5.7 Merger Sub. Merger Sub was formed solely for the purposes of entering into the transactions contemplated by this Agreement, and, between the date of its formation and the date of this Agreement, Merger Sub has not conducted any business or made any investments other than in connection therewith.

         SECTION 5.8 Offer Documents; Schedule 14D-9. Neither (a) the Offer Documents, (b) any information supplied by Acquiror or Merger Sub in writing for inclusion or incorporation by reference in the Information Statement nor (c) any information supplied by Acquiror or Merger Sub in writing for inclusion in the
Schedule 14D-9 shall, at the respective times the Offer Documents, the Information Statement or the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents, the Information Statement and the Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Acquiror or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Company specifically for inclusion or incorporation by reference therein.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 Affirmative Covenants of Company. Company hereby covenants and agrees that, during the period from the date of this Agreement to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, Company will and will cause its subsidiaries to:

                  (a) carry on their respective businesses solely in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws, Permits and Contracts (including, without limitation, those identified in the Company Disclosure Schedule);

                  (b) use reasonable efforts to preserve intact their current business organizations (other than internal organizational realignments), keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, licensors, lessors, distributors and others having business dealings with them;

                  (c) promptly advise Acquiror in writing of any written threat or any commencement against it of any dispute, claim, action, suit, proceeding, arbitration or investigation by, against or, to its knowledge, affecting it which could reasonably be expected to result in a Company Material Adverse Effect, or which challenges or may affect the validity of any Transaction Document, or any action taken or to be taken in connection with any Transaction Document or the ability of Company to consummate the transactions contemplated herein or therein;

                  (d) promptly advise Acquiror in writing of the receipt or notice of the termination of (i) any Significant Contract, or (ii) if such termination could reasonably be expected to result in a Company Material Adverse Effect, any other Contract or document that is required to be disclosed in the Company Disclosure Schedule;

                  (e) promptly advise Acquiror in writing of the occurrence or non-occurrence of any event or the existence or non-existence of any fact which
(i) makes untrue any material representation or warranty of Company set forth in any Transaction Document, unless such event or existence or non-existence of fact could not reasonably be expected to result in a Company Material Adverse Effect or (ii) resulted in, or could reasonably be expected to result in, any Offer Condition, or any condition to the Merger set forth in Article VIII not being satisfied unless such event or existence or non-existence of fact could not reasonably be expected to result in a Company Material Adverse Effect; and

                  (f) promptly advise Acquiror of any material breach of any covenant, condition or obligation of Company contained in any Transaction Document.

         SECTION 6.2 Negative Covenants of Company. Except as set forth in
Section 6.2 of the Company Disclosure Schedule or as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, during the period from the date of this Agreement to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, Company will not do, and will not permit any of its subsidiaries or authorize any of its officers, directors, employees, agents, attorneys, accountants, financial or other advisors, investment bankers or other representatives (collectively, the "Representatives") (where applicable) to do, and will use its reasonable best efforts not to allow any Representative to do, any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any member of the Board of Directors of Company or executive officer (which, for purposes of clarity, the parties acknowledge and agree shall mean Company's President, Chief Executive Officer, Senior Vice Presidents, Vice Presidents, Secretary and Treasurer) (except increases required pursuant to agreements disclosed on the Company Disclosure Schedule); (ii) pay bonuses to any member of the Board of Directors of Company or executive officer in excess of $1,000,000 in the aggregate for all directors and executive officers; (iii) pay bonuses (which for purposes of clarity, the parties acknowledge and agree does not include sales commissions payable in the ordinary course of business consistent with past practice) to any other employee of Company in excess of $25,000 in the aggregate for any individual employee or up to $500,000 in the aggregate for all employees (other than, in each case, payments required pursuant to agreements disclosed on the Company Disclosure Schedule); (iv) grant any severance or termination pay (other than pursuant to Company's or its subsidiaries' ordinary course severance practices or Contracts disclosed on the Company Disclosure Schedule) (provided that to the extent such payments are made for the release of potential employment related legal claims, such payments shall be considered to be made pursuant to Section 6.2(g) and not this Section 6.2(a)(iv)) to, or enter into or amend any employment or severance agreement with, any member of the Board of Directors of Company, officer or employee; (v) establish, adopt or enter into any Benefit Plan (other than ordinary course renewals of Benefit Plans) or (vi) except as may be required by applicable Law and except as set forth in Section 7.9 and for actions that are not inconsistent with the provisions of Section 7.9 of this Agreement, amend, or take any other actions (including, without limitation, the discretionary acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" or a "corporate transaction" (each as defined in the respective plans) of Company or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to Company) with respect to any Stock Award, any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.14 of this Agreement;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for dividends by a subsidiary of Company to Company or a wholly owned subsidiary of Company;

                  (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or such subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Awards in accordance with their terms or in connection with a repurchase of shares of a subsidiary's capital stock from an employee upon such employee terminating his/her employment with Company or any of its subsidiaries, but only to the extent all such repurchases do not exceed $10,000 in the aggregate); (ii) effect any reorganization or recapitalization or (iii) split, combine or reclassify any of its or any of its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock; provided, however, that subclause (i) - (iii) above shall not apply to any of Company's wholly-owned subsidiaries.

                  (d) (i) except as set forth in Section 4.3(a) of this Agreement, issue (whether upon original issue or out of treasury), sell, grant, award or deliver, or propose the issuance, sale, grant, award or delivery (including the grant with respect thereto of any security interests, liens, pledges, limitations in voting rights, charges or other encumbrances) of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for (A) the issuance of shares upon the exercise, in accordance with their terms, of outstanding Stock Awards or (B) securities issued pursuant to the Rights Agreement); or (ii) amend or otherwise modify the terms of any such rights or warrants the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person or entity (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and other than the merger of any wholly-owned subsidiary of Company with and into any other wholly-owned subsidiary of Company or Company);

                  (f) sell, lease, exchange, mortgage, pledge, transfer, assign, convey or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice and for sale/leaseback transactions entered into by Company or any of its subsidiaries where the aggregate value of the assets sold and leased back does not exceed $1,500,000 in the aggregate.

                  (g) release any third party from its obligations under any existing standstill agreement or any confidentiality, non-competition or other similar agreement or settle, or compromise any claims or litigation (except where the amount of such settlements, individually or in the aggregate and including any settlements effected in accordance with subsection (i) below, does not exceed $1,500,000), or, other than in the ordinary course of business, otherwise waive, release, or assign any material rights or claims;

                  (h) adopt any amendments to its Certificate of Incorporation or its Bylaws;

                  (i) (A) change any of its accounting methods, principles or practices in effect at December 31, 1999 or (B) make or rescind any Tax election, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or compromises, individually or in the aggregate, does not exceed $300,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1999, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

                  (j) permit to exist as of the Scheduled Expiration Date (or, if the Offer is extended as permitted by this Agreement, as of any Extended Expiration Date) any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, or pursuant to a sale-and-leaseback transaction or otherwise in excess of the aggregate of (i) $12,250,000 plus (ii) an amount of up to $2,500,000 for capital expenditures made as permitted by
Section 6.2(o), respecting which payments have not yet been made, plus (iii) an amount of up to $1,900,000 for capital expenditures made as permitted by Section 6.2(o), to the extent committed to in writing before the date of this Agreement, plus (iv) an amount of up to $1,500,000 for bonuses paid pursuant to Sections 6.2(a)(ii) and (iii), plus (v) amounts paid in settlement of disputes as permitted in Sections 6.2(g) and 6.2(i)(B), plus (vi) amounts paid by Company pursuant to Section 9.5(a), plus (vii) amounts paid by Company as permitted by
Section 7.9(g) less (viii) amounts received by Company upon the issuance of shares as permitted by Section 6.2(d), in each case to the extent actually paid or received by Company after the date hereof.

                  (k) incur or repay any liability or obligation (whether absolute or contingent) to any affiliated person or entity (other than Company or any of its wholly-owned subsidiaries or other than in accordance with the terms of Contracts existing on the date of this Agreement) or incur any material lien, claim or encumbrance, other than in the ordinary course of business consistent with past practice;

                  (l) write-down or write-off the value of any material asset except for write-downs and write-offs of accounts receivable and inventory in the ordinary course of business consistent with past practice;

                  (m) purchase any derivative securities except for purchases to hedge interest rate and currency exposure in the ordinary course of business;

                  (n) except in connection with taking any action contemplated under this Section 6.2 or as otherwise permitted by this Agreement, enter into, amend, modify or terminate any Contract which (i) requires annual payments by Company in excess of $150,000, (ii) is or would be deemed a "material contract" under Item 601(b)(10) of SEC Regulation S-K (without reference to Item 601(b)(10)(iii)(B)), or (iii) grants any exclusive distribution rights or any exclusive license of any of Company's Intellectual Property to any third person or entity;

                  (o) make or agree to make any additional capital expenditures aggregating more than $2,500,000 in addition to the $1,900,000 which has been committed to in writing but not paid for as of the date hereof; or

                  (p) authorize or agree to do any of the foregoing.

         SECTION 6.3 Affirmative Covenants of Acquiror. Acquiror hereby covenants and agrees that, during the period from the date of this Agreement to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Company, Acquiror will:

                  (a) promptly advise Company in writing of any written threat or any commencement against it of any dispute, claim, action, suit, proceeding, arbitration or investigation by, against or, to its knowledge, affecting it which challenges or may affect the validity of any Transaction Document, or any action taken or to be taken in connection with any Transaction Document or the ability of Acquiror to consummate the transactions contemplated herein or therein;

                  (b) promptly advise Company in writing of the occurrence or non-occurrence of any event or the existence or non-existence of any fact which makes untrue, or will make untrue any material representation or warranty of Acquiror set forth in any Transaction Document; and

                  (c) promptly advise Company of any material breach of any covenant, condition or obligation of Acquiror contained in any Transaction Document.

         SECTION 6.4 Negative Covenants of Acquiror.

                  (a) Except pursuant to the Offer and the Merger or as otherwise consented to in writing by Company, during the period from the date of this Agreement to the purchase by Merger Sub of a majority of the shares of Company Common Stock pursuant to the Offer, Acquiror will not, and will not permit any of its subsidiaries or authorize any of its officers, directors, employees, agents, attorneys, accountants, financial or other advisors, investment bankers or other representatives (collectively, the "Acquiror Representatives") (where applicable) to, and will use its reasonable best efforts not to allow any Acquiror Representative to, prior to the termination (by early termination or otherwise) of the waiting period under the HSR Act in connection with the Offer and the Merger, acquire, merge or consolidate with, or purchase an equity interest in or a portion of the assets of, or otherwise take any action with or with respect to (including by agreeing to take any such action), any business or any corporation, partnership, association or other business organization or division thereof in the semiconductor test interface equipment industry (including any such entity that manufactures, distributes or sells probe cards, test sockets, ATE interfaces or ATE testboards), if such action or agreement to take any such action would require Acquiror to make a filing under the HSR Act with respect thereto.

                  (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Company, during the period from the date of this Agreement to the purchase by Merger Sub of a majority of the shares of Company Common Stock pursuant to the Offer, Acquiror will not, and will not permit any of its subsidiaries or authorize any of the Acquiror Representatives (where applicable) to, and will use its reasonable best efforts not to allow any Acquiror Representative to, enter into any acquisition, merger, consolidation, purchase or sale of assets, reorganization, recapitalization or other extraordinary corporate transaction or series of transactions, or redeem, purchase or otherwise acquire its or any of its subsidiaries' securities, or declare or pay any dividend on, or make any distribution with respect to, outstanding shares of capital stock or equity interests of Acquiror or any of its subsidiaries or otherwise take any action, in each case that results in Acquiror having less than $250,000,000 in funds available (whether by cash on hand or financings or other indebtedness) as of the Scheduled Expiration Date (or, if the Offer is extended as permitted by this Agreement, on the Extended Expiration Date), other than a transfer of funds by Acquiror to Merger Sub in an amount sufficient to, and in contemplation of, the consummation of the Offer.

         SECTION 6.5 Access and Information.

                  (a) Company shall, and shall cause its subsidiaries to (i) afford to Acquiror and the Acquiror Representatives reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Company and its subsidiaries and to the books, records, Tax Returns and other documents thereof (including, at the request of Acquiror, copies thereof) and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, Contracts, records and personnel of Company and its subsidiaries (including, without limitation, financial, operating and other data and information and any notice, report or other document filed with or supplied to any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement) as may be reasonably requested, from time to time, by Acquiror.

                  (b) During the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause its subsidiaries to, furnish promptly to Company and the Representatives such information concerning the business, properties and records of Acquiror and its subsidiaries (including, without limitation, financial, operating and other data and information and any notice, report or other document filed with or supplied to any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement (other than any such notice, report or other document the subject of which is a third party other than Company)) as may be reasonably requested, from time to time, by Company.

                  (c) Notwithstanding the foregoing provisions of this Section 6.5, neither party hereto shall be required to grant access or furnish information to the requesting party or any of its representatives to the extent that such access or the furnishing of such information is prohibited by law.

                  (d) If this Agreement is terminated, each party shall, upon the request of the other party hereto, redeliver to such party all nonpublic written material provided pursuant to this Section 6.5 and shall not retain any copies, extracts or other reproductions of such written material. In such event, all documents, memoranda, notes and other writings (including all electronic versions thereof) prepared by the redelivering party based on the information in such material shall be destroyed (and the redelivering party shall use reasonable efforts to cause its representatives to similarly destroy the documents, memoranda and notes).


                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 Meeting of Stockholders.

                  (a) If the approval by Company's stockholders of this Agreement and the Merger (the "Stockholder Approval") is required by Law, Company shall, as promptly as reasonably practicable after the expiration of the Offer in accordance with the terms of Section 1.1, take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a special meeting of Company's stockholders to act on this Agreement (the "Company Stockholders Meeting"). Company shall solicit from its stockholders proxies in favor of the approval and adoption of this Agreement. At the time of the Company Stockholders Meeting, Acquiror and Merger Sub shall cause all shares of Company Common Stock then owned beneficially or of record by them to be voted in favor of approval and adoption of this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties of the Board of Directors at Company under applicable Law, the Company Proxy Statement shall include a statement to the effect that the Board of Directors of Company recommends that Company's stockholders vote to approve this Agreement and the Merger at the Company Stockholders Meeting (the recommendation of the Board of Directors of Company that Company's stockholders vote to approve this Agreement being referred to as the "Merger Recommendation").

                  (b) Notwithstanding the foregoing, if Merger Sub shall acquire 90% or more of the then outstanding shares of Company Common Stock, the parties shall take all necessary and appropriate actions to cause the Merger, pursuant to the terms thereof, to become effective as promptly as practicable after such acquisition without a meeting of the stockholders of Company and otherwise in accordance with Section 253 of the DGCL (including, without limitation adoption by the board of directors of Merger Sub of a short-form plan of merger in accordance with the DGCL and consistent with the terms of the Merger).

         SECTION 7.2 Proxy Statement.

                  (a) If the Stockholder Approval is required by applicable Law, as promptly as practicable after the expiration of the Offer in accordance with the terms of Section 1.1, Company and the Acquiror Companies shall prepare, and Company shall file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Company Proxy Statement") to be distributed to the stockholders of Company, along with a form of proxy in connection with the vote of Company's stockholders with respect to this Agreement and the Merger. Each of the Acquiror Companies and Company will use all reasonable best efforts to have or cause the Company Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. The Acquiror Companies shall furnish all information concerning it and the holders of its capital stock as Company may reasonably request in connection with such actions. As promptly as practicable after the Company Proxy Statement may first be mailed to the stockholders of Company in compliance with the Exchange Act and other applicable Law, Company shall use reasonable efforts to cause the Company Proxy Statement to be mailed to its stockholders entitled to notice of and to vote at the Company Stockholder Meeting.

                  (b) If, at any time before the Effective Time, any event or circumstance relating to Company, the Acquiror Companies, or any of their respective affiliates, officers or directors, should be discovered by any party hereto that should be set forth in an amendment or a supplement to the Company Proxy Statement, so that such document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly prepared by the parties, filed with the SEC and, to the extent required by Law, disseminated to Company's stockholders.

                  (c) Each party hereto shall immediately notify the other parties hereto of (i) the receipt of any comments from the SEC relating to the Company Proxy Statement, (ii) any request by the SEC for any amendment or supplement to the Company Proxy Statement or for additional information, and
(iii) the clearance of the Company Proxy Statement. Except as provided for in
Article I, each party hereto shall consult with the other parties hereto with respect to, and prior to, all filings with the SEC, including the Company Proxy Statement and any amendment or supplement thereto, and all mailings to Company's stockholders in connection with the Merger, including the Company Proxy Statement. No filing of the Company Proxy Statement or any amendment or supplement thereto shall be made by any party hereto without the consent of the other parties hereto (such consent not to be unreasonably withheld).

         SECTION 7.3 Appropriate Action; Consents; Filings.

                  (a) Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, all reasonable best efforts promptly to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, upon the request of Acquiror at any time after the purchase by Merger Sub of a majority of the shares of Company Common Stock pursuant to the Offer, the transfer to any designee of Acquiror of any equity interest in any subsidiary of Company set forth on Section 4.1 of the Company Disclosure Schedule that is held beneficially or of record by a party other than Company or any of its subsidiaries), (ii) obtain from any Governmental Entities any consents, Permits, waivers, approvals, authorizations or orders required to be obtained by Acquiror or Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Offer and the Merger, (iii) obtain, prior to the Effective Time, all other necessary consents, approvals or waivers from third parties, (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including seeking to vacate or reverse any stay or other order entered by any court or other Governmental Entity restraining or otherwise affecting the transactions contemplated hereby or thereby, and (v) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Offer and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; provided that Acquiror and Company shall assist and cooperate with each other in connection with the making of all such filings. Subject to Article I and Section 6.5, upon request, either party hereto shall provide copies of all such documents to the other party hereto (and its advisors) prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith from such other party. Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Offer Documents, the Information Statement, the Schedule 14D-9 and the Company Proxy Statement) in connection with the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger.

                  (b) If any party shall fail to obtain any third party consent described in subsection (a)(iii) above prior to the Effective Time, such party shall use all reasonable best efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 7.4 Public Announcements. To the extent practicable, Acquiror and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Transaction Documents, the transactions contemplated thereby or the Offer or the Merger, and neither party shall issue any such press release or make any such public statement prior to such consultation; provided however, that if either party reasonably determines that it is required by applicable Law, court process or any national securities exchange or national quotation system to issue such a press release or make such a statement without (or notwithstanding) such consultation with the other party hereto, then such party shall be entitled to issue such press release or make such statement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 7.5 NASDAQ Listing. Company shall use all reasonable efforts to delist the Company Common Stock from NASDAQ, provided that such delisting shall not be effective until the Effective Time.

         SECTION 7.6 State Takeover Statutes. Company will take all steps necessary to exempt the transactions contemplated by any of the Transaction Documents from or make them not subject to any applicable state takeover statute or similar law or regulation in any jurisdiction in which the Company is, or is required to be, qualified to do business, or incorporated, including, without limitation, the DGCL.

         SECTION 7.7 Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as expressly set forth in this Agreement and will not have any assets (other than a de minimis amount of cash contributed by Acquiror to Merger Sub in connection with the initial issuance of Merger Sub stock to Acquiror and other than the funds necessary to consummate the Offer and the Merger).

         SECTION 7.8 Indemnification and Insurance.

                  (a) Company shall indemnify and hold harmless Acquiror and its directors and officers and Acquiror shall indemnify and hold harmless Company and its directors and officers, from and against any loss, claim, damage, cost, liability, obligation or expense (including reasonable attorney's fees and costs of investigation) to which any indemnified party may become subject under the Exchange Act or otherwise, insofar as such loss, claim, damage, cost, liability, obligation or expense or actions in respect thereof arises out or is based upon any untrue statement or alleged untrue statement of a material fact relating to, and supplied by, such indemnifying party and contained in the Offer Documents, the Information Statement, the Schedule 14D-9 or the Company Proxy Statement or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to such indemnifying party not misleading.

                  (b) (i) Until six years from the Effective Time, Acquiror shall not permit the Certificate of Incorporation and Bylaws of the Surviving Corporation to be amended to reduce or limit the rights of indemnity afforded in such Certificate of Incorporation and Bylaws to the present and former directors and officers (the "Indemnified Persons") of Company or to reduce or limit the ability of the Surviving Corporation to indemnify such persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. If, within six years from the Effective Time, the Surviving Corporation is merged with or into Acquiror or another subsidiary of Acquiror, the Certificate of Incorporation and Bylaws of Acquiror or such subsidiary shall, for at least the six year period following the Effective Time, provide rights to indemnification for the Indemnified Persons at least equivalent to those in the Certificate of Incorporation and Bylaws of the Surviving Corporation. From and after the Effective Time, Acquiror shall cause the Surviving Corporation (or its successors) (A) to exercise the powers granted to it by its Certificate of Incorporation, its Bylaws and by applicable law, as in effect on the date hereof, to indemnify to the fullest extent possible present and former directors and officers of Company against claims made against them arising from their service in such capacities and (B) to fulfill and honor in all respects the obligations of

Company pursuant to each agreement that provides for indemnification and is in effect between Company and the Indemnified Persons at the Effective Time that has been set forth on the Company Disclosure Schedules.

                           (ii) Should any claim or claims be made against any
present or former director or officer of Company, arising from his services as such, within six years of the Effective Time, the provisions of this Section 7.8(b) respecting the Certificate of Incorporation and Bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims. In the event that after the Effective Time, the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.8, including by providing rights to indemnification in their certificates of incorporation, bylaws, or other organizational documents at least equivalent to those in the Certificate of Incorporation and Bylaws of the Surviving Corporation. Notwithstanding anything to the contrary in this Section 7.8, neither Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

                           (iii) The provisions of this Section 7.8(b) are
intended to be for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder, his heirs and his representatives and are in addition to and not in substitution for, any other rights to indemnification or contribution that such person may have by contract or otherwise.

                  (c) Until six years from the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, directors' and officers' liability insurance which is substantially similar in coverage to that maintained by Company as of the date of this Agreement in the form disclosed by Company to Acquiror prior to the date of this Agreement (the "Existing Policy"); provided, however, that the Surviving Corporation shall not be required to pay or cause to be paid annual premiums for the Existing Policy (or for any substitute policies) in excess of 150% of the last annual premium paid by Company prior to the date hereof. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceed 150% of the last annual premium paid by Company prior to the date hereof, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the last annual premium paid by Company prior to the date hereof.

         SECTION 7.9 Treatment of Stock Options; Employee Matters.

                  (a) Prior to the Effective Time, Acquiror and Company shall take all such actions as may be necessary to cause each unexpired and unexercised option of Company in effect on the date thereof which has been granted to current or former directors, officers employees or consultants of Company by Company (each, a "Company Option") to be cancelled and converted solely into the right to receive at the Effective Time (whether or not then vested or exercisable) an amount in cash equal to the product of (A) the number of shares of Common Stock subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Company Option.

                  (b) Prior to, and conditioned upon, the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, Company shall take all such actions as may be necessary to provide that the Company ESPP shall terminate on the last day of the latest Offering (as defined in the Company
ESPP) that commenced prior to the date hereof. If the Effective Time occurs on or prior to December 31, 2000, each option to purchase Company Common Stock that is outstanding under the Company ESPP (each, an "ESPP Option") shall automatically be assumed and converted at the Effective Time into the right to receive (on the applicable Offering Termination Date (as defined in the Company
ESPP)) (each, an " Acquiror ESPP Option") $20.00 in cash for each share of Company Common Stock covered by such ESPP Option. If the ESPP Options are assumed and converted into Acquiror ESPP Options, as contemplated by the previous sentence, then the exercise price of each Acquiror ESPP Option shall be 85% of the closing price of a share of Company Common Stock as reported on the Nasdaq National Market, Inc. ("NASDAQ") on July 1, 2000, and the other terms and conditions of each Acquiror ESPP Option shall be the same as the terms and conditions of such ESPP Option immediately prior to the Effective Time.

                  (c) Company shall take (on terms and conditions satisfactory to Acquiror) all such actions as may be necessary to amend its 401(k) plans prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer in order to exclude Acquiror and its subsidiaries as participating employers in Company's 401(k) Plans.

                  (d) To the extent that any employee of Company or any of Company's subsidiaries becomes eligible to participate in any employee benefit plan of Acquiror after the Effective Time, Acquiror, the Surviving Corporation and their subsidiaries shall credit such employee's service with Company or its subsidiaries, to the same extent as such service was credited under the similar employee benefit plans of Company and its subsidiaries immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Acquiror. To the extent permitted by such employee benefit plan of Acquiror and applicable law, Acquiror, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Acquiror and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

                  (e) Within ten (10) business days after execution and delivery of this Agreement, Company shall deliver to Acquiror complete and correct copies of the Option Plans, all forms of Stock Awards issued pursuant to the Option Plans or otherwise, and all agreements pursuant to which any warrants have been or may be issued, including all amendments thereto.

                  (f) Prior to the consummation of the Offer, bonuses in an amount up to the bonus amounts permitted pursuant to Section 6.2(a)(ii) and
Section 6.2(a)(iii) may be paid as provided therein.

                  (g) Prior to the consummation of the Offer, Company shall make the payments identified in Schedule 4.15, Item 2, of the Company Disclosure Schedule.

         SECTION 7.10 No Solicitation.

                  (a) Company will not, and will not permit any of its subsidiaries or authorize any of the Representatives to, and will use its reasonable best efforts not to allow any Representative to, (i) solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to knowingly facilitate or induce, any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into discussions or negotiate with any person or entity in furtherance of any inquiries in order to obtain a Competing Transaction, or (iii) agree to, or endorse, any Competing Transaction. Company shall promptly notify Acquiror of all material terms of any such inquiries or proposals received by Company or, to the knowledge of Company, received by any Representative relating to any Competing Transaction and if such inquiry or proposal is in writing, Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal. Notwithstanding the foregoing, nothing contained in this
Section 7.10 shall prohibit the Company or its Representatives from (A) at any time prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer (1) furnishing information to any persons in connection with an unsolicited bona fide proposal in writing by such person relating to a Competing Transaction or (2) entering into negotiations or discussions with any person in connection with an unsolicited bona fide proposal in writing by such person relating to a Competing Transaction; provided, however, that Company or its Representatives may only take the actions set forth in clauses (1) and (2) above if, and only to the extent that (x) Company provides Acquiror with at least 24 hours prior notice of any meeting of the Board of Directors of Company at which the Board of Directors of Company will consider such offer, (y) the Board of Directors of Company, after duly considering the advice of outside legal counsel to Company, determines in good faith that the failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to stockholders imposed by applicable Law, and (z) prior to, or concurrently with, furnishing any information to such person, Company furnishes such information to Acquiror (to the extent not previously furnished); or (B) complying with Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (C) furnishing a copy of this Section 7.10 to any person or entity making an unsolicited bona fide proposal in writing related to a Competing Transaction. In addition, notwithstanding the foregoing, nothing contained in this Section 7.10 shall prohibit Company from making any disclosure to Company's stockholders if, in the good faith judgment of the Board of Directors of Company, after duly considering the advice of outside legal counsel to Company, failure to make such disclosure would be reasonably likely to constitute a breach of its fiduciary duties to stockholders imposed by applicable Law. For purposes of this Agreement, "Competing Transaction" shall mean (aa) any merger, consolidation, share exchange, business combination or similar transaction involving Company or any of its subsidiaries, whereby the holders of the outstanding voting power of Company prior to such transaction fail to hold 80% of the outstanding voting power of Company and (indirectly through Company and its other subsidiaries) all of its subsidiaries immediately after such transaction, (bb) the acquisition in any manner, directly or indirectly, of more than a 20% interest in any voting securities of Company,
(cc) any tender offer or exchange offer that if consummated would result in the acquisition of

20% or more of any class of equity securities of Company or (dd) the acquisition, directly or indirectly, of a material amount of assets of Company, other than the transactions contemplated or permitted by this Agreement and other than sales of current assets in the ordinary course of business.

                  (b) Except as expressly permitted by this Section 7.10(b), neither the Board of Directors of Company, nor any committee thereof, may (i) withdraw or modify, or propose publicly to withdraw or modify, in any manner adverse to Acquiror, the Offer Recommendation (it being understood that any such modification is not adverse if a majority of the directors on the Board of Directors of Company continue to favorably recommend the Offer and the Merger),
(ii) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction, or (iii) cause Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Competing Transaction (other than agreements relating solely to non-disclosure or "standstill" provisions); provided, however, that, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, the Board of Directors of Company may take the actions set forth in clauses (i) through (iii) if, and only to the extent that (A) Company receives an unsolicited bona fide proposal in writing by any person relating to a Competing Transaction, (B) the Board of Directors of Company, after duly considering the advice of outside legal counsel to Company, determines in good faith that the failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to stockholders imposed by applicable Law, (C) Company notifies Acquiror in writing that it intends to take such action, (D) in the event that Company proposes to enter into an agreement with respect to such Competing Transaction, Company attaches the most current version of such agreement to such notice, (E) Acquiror does not make, within 48 hours of receipt of Company's written notification of its intention to take such action, a written offer that is at least as favorable, from a financial point of view (after considering all of the terms of such Competing Transaction) to the stockholders of Company as such Competing Transaction, as determined in good faith by the Board of Directors of Company after duly considering the advice of Company's investment bankers, (F) Company is not in material breach of Section 7.10(a), and (G) Company terminates this Agreement pursuant to Section 9.1(i) and, prior to or simultaneously with such termination, has paid or pays to Acquiror the Company Termination Fee (as defined in Section 9.5(c)). In addition to the foregoing, Company agrees that it will not terminate this Agreement or enter into a binding agreement with respect to such Competing Transaction if Acquiror has, within the 48-hour period referred to in clause (E) of the preceding sentence, made a written offer that is at least as favorable to Company's stockholders from a financial point of view (after considering all of the terms of such Competing Transaction) as such Competing Transaction, and, if the Competing Transaction is publicly known, has publicly announced its intention to make such offer.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions (any or all of which may be waived by the parties hereto in writing in accordance with Section 9.4 to the extent permitted by applicable Law):

                  (a) If required by applicable Law, this Agreement shall have been approved and adopted by the holders of a majority of the shares of Company Common Stock outstanding as of the record date for the Company Stockholders Meeting.

                  (b) The applicable waiting period under the HSR Act with respect to the Merger shall have expired or been terminated.

                  (c) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Government Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) preventing the consummation of the Merger or
(ii) prohibiting or limiting the ownership or operation by Acquiror or Company and their respective subsidiaries of any material portion of the business or assets of Acquiror or Company and their respective subsidiaries, taken as a whole, or (iii) compelling Acquiror or Company and their respective subsidiaries to dispose of or hold separate any portion of the business or assets of Acquiror or Company and their respective subsidiaries, taken as a whole, which (A) in the case of either clause (ii) or (iii), would result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect, except if such prohibition or restraint relating to clauses (i), (ii) and (iii) arises under (1) any antitrust, competition or similar statute, law, rule or regulation of any jurisdiction outside the United States of America, or (2) arises under any other statute, law, rule or regulation of any jurisdiction outside the United States of America, or (B) in the case of clauses (i), (ii) and (iii), would reasonably be expected to subject any officer, director, employee or stockholder of Company or Acquiror to any civil or criminal liability.

                  (d) (i) In the case of Company's obligations, all governmental consents, orders and approvals (other than pursuant to the HSR Act and other than the filing of the Certificate of Merger by Company with the Office of the Secretary of State of Delaware) legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to (A) subject any officer, director, employee or stockholder of Company to civil or criminal liability in respect of the failure to obtain such consent, or (B) have a Company Material Adverse Effect and (ii) in the case of Acquiror Companies' obligations, all other governmental consents, orders and approvals (other than pursuant to the HSR Act) legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                  (e) Merger Sub shall have accepted for payment and paid for the shares of Company Common Stock tendered pursuant to the Offer.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and, if required by applicable Law, whether before or after approval and adoption of this Agreement and the Merger by the stockholders of Company:

                  (a) by mutual written consent of Acquiror and, subject to
Section 1.4(c), Company;

                  (b) by Acquiror, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, if on the Scheduled Expiration Date or any Extended Expiration Date the Offer Conditions set forth in (i) paragraph (a) of Annex A shall not have been satisfied or waived, or (ii) paragraphs (b) and (c) of Annex A shall not have been satisfied or waived; provided, however, that any termination under clause (i) above shall not be effective unless Acquiror shall have paid the Acquiror Termination Fee (as defined in Section 9.5(d)) contemporaneously with such termination;

                  (c) by Company, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Acquiror Companies set forth in the Agreement or if any representation or warranty of the Acquiror Companies shall have become untrue (except to the extent that such representation and warranty speaks as of another date, in which case such representation and warranty shall be untrue as of such date) (a "Terminating Acquiror Breach"); provided that, Company may not terminate this Agreement under this Section 9.1(c), if (i) such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts (or, if shorter, for 20 days), or (ii) the circumstances giving rise to such breach of any of the Acquiror Companies' representations and warranties do not constitute or effect, individually or in the aggregate, an Acquiror Material Adverse Effect;

                  (d) by either Acquiror or Company, if there shall be any decree, judgment, injunction or other order which is final and nonappealable preventing the consummation of the Offer or the Merger, except if the party seeking to terminate this Agreement has not complied with its obligations under
Section 7.3(a)(iv) of this Agreement;

                  (e) by Company if (i) Merger Sub fails to commence the Offer in violation of Section 1.1 hereof, or (ii) all of the Offer Conditions have been satisfied or waived and Merger Sub shall not have accepted for payment and paid for shares of Company Common Stock pursuant to the Offer in accordance with the terms thereof;

                  (f) by Acquiror or Company if the Offer is terminated or withdrawn pursuant to its terms (including pursuant to the terms set forth on Annex A) without any shares of Company Common Stock being purchased thereunder;

                  (g) by Acquiror, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, if (i) the Board of Directors of Company withdraws, modifies or amends the Offer Recommendation in a manner adverse to the Acquiror Companies (it being understood that any such modification is not adverse if a majority of the directors on the Board of Directors of Company continue to favorably recommend the Offer and the Merger);
(ii) the Board of Directors of Company shall have approved, endorsed or recommended to the stockholders of Company any Competing Transaction; (iii) Company shall have entered into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Competing Transaction (other than agreements relating solely to non-disclosure or "standstill" provisions); or (iv) a tender offer (other than the Offer) or exchange offer for outstanding shares of capital stock of Company then representing 20% or more of the combined power to vote generally for the election of directors is commenced and the Board of Directors of Company (A) recommends in any manner that the Company's stockholders tender their shares into such tender or exchange offer, or (B) does not recommend in any schedule 14D-9 (or in any other form or schedule required to be filed with the SEC by applicable Law) that Company's stockholders not tender their shares into such tender or exchange offer;

                  (h) by Acquiror, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, if Company amends the Rights Plan to facilitate the acquisition by any person, entity or "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder) (other than the Acquiror Companies) of any of the outstanding shares of its capital stock; or

                  (i) by Company, prior to the purchase of a majority of the shares of Company Common Stock pursuant to the Offer, after complying with
Section 7.10(b) (A) through (F), provided that such termination under this subsection (i) shall not be effective unless Company shall have paid the Company Termination Fee.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person or entity controlling any such party or any of their respective representatives whether prior to or after the execution of this Agreement.

         SECTION 9.2 Effect of Termination. Except as provided in Section 9.5 or
Section 10.1 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement.

         SECTION 9.3 Amendment. Subject to Section 1.4(c), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Company, no amendment may be made that by Law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 9.4 Waiver. At any time prior to the Effective Time, subject to
Section 1.4(c), any party hereto may to the extent allowed by applicable law (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions for the benefit of the waiving party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.4, the Acquiror Companies as a group shall be deemed to be one party.

         SECTION 9.5 Fees, Expenses and Other Payments.

                  (a) All Expenses (as defined in paragraph (b) of this Section 9.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Acquiror Companies as a group and Company shall be one-half each for all Expenses related to (i) printing, filing and mailing the Offer Documents, the Information Statement, the Schedule 14D-9 and the Company Proxy Statement, (ii) all SEC and other regulatory filing fees incurred in connection with the Offer Documents, the Information Statement, the Schedule 14D-9 and the Company Proxy Statement, and (iii) all fees of preparing and filing appropriate notification under the HSR Act. Notwithstanding the foregoing, (i) if this Agreement is terminated by Acquiror pursuant to Section 9.1(b), then Company shall make a nonrefundable cash payment to Acquiror, within two business days after such termination, in an amount equal to the aggregate amount of all fees and reasonable, documented, out-of-pocket expenses (including with respect to fees, all filing fees and all reasonable attorneys' fees, accountants' fees and financial advisory fees) that have been paid or that may become payable by or on behalf of Acquiror in connection with the preparation and negotiation of the Transaction Documents and otherwise in connection with the Offer and the Merger, provided, however, that such payment shall not exceed $1,000,000, and (ii) if this Agreement is terminated by Company pursuant to Section 9.1(c), then Acquiror shall make a nonrefundable cash payment to Company, within two business days after such termination, in an amount equal to the aggregate amount of all fees and reasonable, documented, out-of-pocket expenses (including with respect to fees, all filing fees and all reasonable attorneys' fees, accountants' fees and financial advisory fees) that have been paid or that may become payable by or on behalf of Company in connection with the preparation and negotiation of the

Transaction Documents and otherwise in connection with the Offer and the Merger, provided, however, that such payment shall not exceed $1,000,000.

                  (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents, the Information Statement, the Schedule 14D-9, the Company Proxy Statement, the solicitation of Company stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                  (c) If (i) Acquiror terminates this Agreement pursuant to
Section 9.1(g); (ii) Acquiror terminates this Agreement pursuant to Section 9.1(h), or (iii) Company terminates this Agreement pursuant to Section 9.1(i), then in any such case Company shall pay to Acquiror the Company Termination Fee. The "Company Termination Fee" shall be equal to $5,625,000. The Company Termination Fee shall be paid (A) contemporaneously with the termination referred to in clause (iii) above; and (B) within two business days following the termination referred to in clause (i) or (ii) above.

                  (d) If Acquiror terminates this Agreement pursuant to Section 9.1(b)(i), then in such case Acquiror shall pay to Company the Acquiror Termination Fee contemporaneously with such termination or, if Company terminates this Agreement pursuant to Section 9.1(e) and Company shall not have breached in any material respect any representation, warranty or covenant on the part of Company contained in this Agreement, then in such case Acquiror shall pay to Company the Acquiror Termination Fee within two business days following such termination. The "Acquiror Termination Fee" shall equal $16,875,000.


                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 Effectiveness of Representations, Warranties and
Agreements.

                  (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person or entity controlling any such party or any of their representatives whether prior to or after the execution of this Agreement.

                  (b) The representations, warranties, covenants and agreements in this Agreement or in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article IX, except that Company's representations and warranties set forth in Article IV shall terminate on the date that Merger Sub purchases a majority of the shares of Company Common Stock pursuant to the

Offer, Company's covenants set forth in Article VI shall terminate on the date that Merger Sub purchase a majority of the shares of Company Common Stock pursuant to the Offer, the agreements set forth in Articles II and III and Sections 7.8 and 7.9 shall survive the Effective Time and those set forth in Sections 9.2, 9.5 and Article X hereof shall survive termination.

                  (c) Any disclosure in the Company Disclosure Schedule or the Acquiror Disclosure Schedule shall be deemed to have been made with respect to any representation and warranty to the extent that the applicability of such disclosure to such representation and warranty is reasonably apparent on its face. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Company Disclosure Schedule or the Acquiror Disclosure Schedule (other than an express exception to a specifically identified statement), those in this Agreement shall control.

         SECTION 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:


                  (a)      If to any of the Acquiror Companies, to:

                           Kulicke and Soffa Industries, Inc.
                           2101 Blair Mill Road
                           Willow Grove, PA 19090
                           Attention:  C. Scott Kulicke
                           Telecopier No.:  (215) 784-6258

                           with a copy to:

                           F. Douglas Raymond, III
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA  19103-6996
                           Telecopier No.:  215-988-2757

                  (b)      If to Company, to:

                           Cerprobe Corporation
                           1150 North Fiesta Boulevard
                           Gilbert, Arizona 85233
                           Attention:  Ross J. Mangano
                           Telecopier No.:  (480) 333-1799

                           with a copy to:

                           Lance Bridges, Esq.
                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA 92121-2128
                           Telecopier No.: 858-453-3555


         SECTION 10.3 Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which banks in the State of Delaware are authorized or obligated to be closed;

                  (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "knowledge" or any derivation thereof with respect to Company or the Acquiror Companies means, with respect to an individual, that (i) such individual is actually aware of a particular fact or other matter or (ii) such individual could reasonably be expected to discover or otherwise become aware of a particular fact or other matter in the reasonable exercise of his or her duties taking into account his or her position with Company or Acquiror, as applicable. Company or the Acquiror Companies, as applicable, will be deemed to have knowledge of a particular fact or other matter if any individual who as of the date hereof is serving as a director or officer of Company or the Acquiror, as applicable, has, or at any time had, knowledge of such fact or other matter.

                  (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (f) "Significant Subsidiary" means any subsidiary of Company that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (g) "subsidiary" or "subsidiaries" of Company, Acquiror, the Surviving Corporation or any other person or entity, means any corporation, partnership, joint venture or other legal entity of which Company, Acquiror, the Surviving Corporation or an such other person or entity, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                  (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
(ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

         SECTION 10.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.6 Entire Agreement. The Transaction Documents (together with the Exhibits, the Company Disclosure Schedule and the Acquiror Disclosure Schedule), constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of the Transaction Documents, other than that certain Confidentiality Agreement dated March 16, 2000 between Acquiror and Company.

         SECTION 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void.

         SECTION 10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, subject to Section
7.8 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.11 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreement and covenants hereunder, including its failure to take all actions as are necessary on its part for the consummation of the Offer and the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations and to the granting by any such court of the remedy of specific performance of such party's obligations hereunder.

         SECTION 10.13 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  KULICKE AND SOFFA INDUSTRIES, INC.


                                  By:
                                     -------------------------------------------
                                  Name:    C. Scott Kulicke
                                  Title:   Chairman and Chief Executive Officer


                                  CARDINAL MERGER SUB., INC.


                                  By:
                                     -------------------------------------------
                                  Name:     C. Scott Kulicke
                                  Title:    President


                                  CERPROBE CORPORATION


                                  By:
                                     -------------------------------------------
                                  Name:    C. Zane Close
                                  Title:   President and Chief Executive Officer

                                     ANNEX A
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                  Offer Conditions. Notwithstanding any other provision of the Offer or the Agreement, in addition to (and not in limitation of) Merger Sub's rights pursuant to the Agreement to extend and amend the Offer in accordance with the Agreement, Merger Sub shall not be required to accept for payment or, subject to Rule 14e-1(c) of the Exchange Act, pay for and may delay the acceptance for payment of or, subject to Rule 14e-1(c) of the Exchange Act, the payment for, any shares of Company Common Stock not theretofore accepted for payment or paid for, and Merger Sub may terminate or amend the Offer (subject to Section 1.2 of the Agreement) if (i) a number of shares of Company Common Stock representing at least a majority of the total number of outstanding shares of Company Common Stock shall not have been validly tendered and not withdrawn immediately prior to the expiration of the Offer or otherwise acquired by Acquiror or any of its affiliates prior to the expiration of the Offer ("Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated or (iii) at any time on or after the date of the Agreement and prior to the time of acceptance of such shares of Company Common Stock for payment or the payment therefor, any of the following conditions has occurred and continues to exist:

                  (a) any of the representations and warranties of Company in
Section 4 of the Agreement shall be inaccurate as of the date of this Agreement or as of such time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be accurate as of such other date) and which inaccuracy shall not have been cured in all material respects by the Scheduled Expiration Date or, if the Offer is extended as permitted by the Agreement, by the Extended Expiration Date, except that any inaccuracies of such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies do not constitute or effect, individually or in the aggregate, a Company Material Adverse Effect; provided however, that, (A) notwithstanding the foregoing, the representations and warranties set forth in Section 4.3 shall have been true and correct in all material respects (without giving effect to any limitations as to materiality in such representations and warranties), and
(B) no update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be regarded in determining whether such representation or warranty is true and correct.

                  (b) Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f) and 6.2 (including all subsections thereto) of the Agreement and required to be performed or complied with by it and which breach shall not have been cured in all material respects by the Scheduled Expiration Date or, if the Offer is extended as permitted by the Agreement, by the Extended Expiration Date.

                  (c) Company shall not have performed and complied with, in all respects, each covenant or agreement contained in Sections 6.1(a) and 6.1(b) of the Agreement and required to be performed or complied with by it and which breach shall not have been cured in all material respects by the Scheduled Expiration Date or, if the Offer is extended as permitted by the Agreement, by the Extended Expiration Date, except that any such failures to perform or comply by Company will be disregarded (and the condition will be deemed satisfied) if all such failures to perform or comply do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (d) (i) there shall be pending any suit, action, or proceeding by any Governmental Entity (A) challenging the acquisition by Acquiror or Merger Sub of the shares of Company Common Stock, or seeking to restrain or prohibit the making or consummation of the Offer and the Merger or the performance of any of the other transactions contemplated by the Agreement which are necessary for the making or consummation of the Offering or the Merger, or seeking to obtain from Company any damages that, if such suit, action, or proceeding is successful, would result in a Company Material Adverse Effect, (B) seeking, as a result of the Offer, the Merger or any of the other transactions contemplated by the Agreement, to (1) prohibit or limit the ownership or operation by Company, Acquiror or any of their respective subsidiaries or affiliates of any of the businesses or assets of Company, Acquiror or any of their respective subsidiaries or affiliates, or (2) compel Company, Acquiror or any of their respective subsidiaries or affiliates to dispose of or hold separate any of the material businesses or assets of Company, Acquiror or any of their respective subsidiaries or affiliates, whereby, in the case of clauses (1) and (2) such suit, action or proceeding, if successful, would result in a Company Material Adverse Effect, (C) seeking to impose material limitations on the ability of Acquiror or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock accepted for payment pursuant to the Offer including, without limitation, the right to vote the shares of Company Common Stock accepted for payment by it on all matters properly presented to the shareholders of Company, (D) seeking to prohibit Acquiror or any of its subsidiaries or affiliates from effectively controlling in any material respect the business or operations of Company or its subsidiaries which, if successful, would result in a Company Material Adverse Effect, or, (E) requiring divestiture by Merger Sub or any of its affiliates of any shares of Company Common Stock, or
(ii) Company or any of the Acquiror Companies shall have received a written notice from any Governmental Entity stating that such entity is taking affirmative action that would be reasonably likely to result in the filing or commencement of any suit, action or proceeding relating to any actions described in clauses (A) through (E) of this Section (d)(i);

                  (e) There shall have been entered, enacted, promulgated, enforced or issued by any court or other Government Entity of competent jurisdiction any judgment, order, decree, statute, law, ordinance, rule or regulation, or any other legal restraint or prohibition shall be in effect, (i) preventing the consummation of the Offer or the Merger or (ii) prohibiting or limiting the ownership or operation by Acquiror or Company and their respective subsidiaries of any material portion of the business or assets of Acquiror or Company and their respective subsidiaries, taken as a whole, or (iii) compelling Acquiror or Company and their respective subsidiaries to dispose of or hold separate any portion of the business or assets of Acquiror or Company and their respective subsidiaries, taken as a whole, which (A) in the case of either clause (ii) or (iii), would result in a Company Material Adverse Effect or an Acquiror Material

Adverse Effect, except if such prohibition or restraint relating to clauses (i),
(ii) and (iii) arises under (1) any antitrust, competition or similar statute, law, rule or regulation of any jurisdiction outside the United States of America, or (2) arises under any other statute, law, rule or regulation of any jurisdiction outside the United States of America, or (B) in the case of clauses
(i), (ii) and (iii), would reasonably be expected to subject any officer, director, employee or stockholder of Company or Acquiror to any civil or criminal liability.

                  (f) the Agreement shall have been terminated in accordance with its terms;

                  (g) any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Acquiror, Merger Sub, any of their affiliates, or any group of which any of them is a member, shall have acquired beneficial ownership of more than 20% of the outstanding shares of Company Common Stock.

                  (h) all consents and approvals of and notices to or filings with Governmental Entities required in connection with the Offer shall not have been made or obtained.

                  The foregoing conditions are for the sole benefit of Merger Sub and Acquiror and may be asserted by Merger Sub or Acquiror regardless of the circumstances giving rise to any such condition and may be waived by Merger Sub or Acquiror, in whole or in part, at any time and from time to time, in the sole discretion of Merger Sub or Acquiror. The failure by Merger Sub or Acquiror or any of their respective affiliates at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       Exhibit A

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT ("Agreement"), dated as of October 11, 2000 by and among Kulicke and Soffa Industries, Inc., a Pennsylvania corporation ("Acquiror"), and Cerprobe Corporation, a Delaware corporation (the "Company").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, the Company and CARDINAL MERGER SUB., INC. ("Merger Sub") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the acquisition of the Company by Acquiror; and

         WHEREAS, as a condition to Acquiror's willingness to enter into the Merger Agreement, Acquiror has requested that the Company agree, and the Company has so agreed, to grant to Acquiror an option with respect to certain shares of the Company's common stock, on the terms and subject to the conditions set forth herein. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement.

         NOW, THEREFORE, to induce Acquiror to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants Acquiror an irrevocable option (the "Company Option") to purchase from the Company upon original issue from time to time up to a number of shares of common stock, par value $.05 per share ("Company Common Stock"), of the Company equal to 19.9% of the number of shares of Company Common Stock outstanding on the date of this Agreement, subject to adjustment as provided in Section 8 (such shares being referred to herein as the "Company Shares") in the manner set forth below at an initial exercise price of $20 per Company Share (the "Exercise Price"). Notwithstanding the foregoing, in no event shall the number of shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding Company Shares.

         2. Exercise of Option. The Company Option may be exercised by Acquiror, in whole or in part, immediately prior to, and subject to the consummation of, a "Trigger Event." For purposes hereof, a "Trigger Event" shall occur if (A) the Merger Agreement is terminated by Acquiror or Company under circumstances that would entitle Acquiror to the Company Termination Fee under Section 9.5 of the Merger Agreement, and (B) within 9 months after such termination the Company consummates a Competing Transaction with or by any person or entity. Company shall provide written notice to Acquiror at least three (3) business days prior to the occurrence of any Trigger Event, so that Acquiror can determine whether it wishes to exercise the Company Option. If Acquiror wishes to exercise the Company Option, Acquiror shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a

"Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing subject to the satisfaction of the conditions to closing set forth in Section 3 hereof. The Company Option shall terminate upon the earlier of: (i) the Effective Time; or (ii) the date that is nine months after termination of the Merger Agreement pursuant to Section 9.1 thereof (or if, at the expiration of such nine month period the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Upon the giving by Acquiror to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, Acquiror shall be, and shall be deemed to be, the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to Acquiror.

         In addition to the rights of the Acquiror under the preceding provisions of this Section, Acquiror shall have the right, immediately prior to, and subject to the consummation of, a Trigger Event, in lieu of paying the Exercise Price in cash, to instruct the Company to reduce the number of shares of Company Common Stock thereafter eligible to be purchased by Acquiror pursuant to the Company Option held by it in accordance with the following formula:

                                     (P x E)
                               N = --------------
                                        M

where:

         N= the number of shares of Company Common Stock to be subtracted from remaining number of Company Shares purchasable upon exercise of Acquiror's Company Option; and

         P= the aggregate number of shares then issuable upon exercise of the Company Option

         M= the Merger Price per share of Company Common Stock - For purposes hereof, "Merger Price" per share of Company Common Stock on any date means the highest consideration paid with respect to a share of Company Common Stock in the Company Transaction, provided that to the extent such consideration includes equity securities of any other entity, the value of such securities shall be the average of the closing prices per share of such security as reported by the Nasdaq Stock Market, or the primary national securities exchange on which such security is then quoted for the 10 consecutive trading days prior to the date of exercise; provided, however, that if quotes for such security are not reported by the Nasdaq Stock Market and such security is neither traded on the Nasdaq National Market Stock, on a national securities exchange, on the Nasdaq Small Cap

                  Market nor on the OTC Electronic Bulletin Board, the price referred to above shall be the last reported sales price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

         E= the Exercise Price per share of Company Common Stock on the date of such exercise.


         3. Conditions to Closing. The obligation of the Company to issue the Company Shares to Acquiror hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by the Company in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be, it being understood that the Company shall not be required to register the Company Shares under the Securities Act prior to their issuance to Acquiror upon exercise of the Company Option; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

         4. Closing. At any Closing, (a) the Company will deliver to Acquiror or its designee a single certificate in definitive form representing the number of the Company Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 9, and, if applicable, (b) Acquiror will deliver to the Company the aggregate price for the Company Shares so designated and being purchased by wire transfer of immediately available funds. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of Acquiror or its designee.

         5. Representations and Warranties of the Company. The Company represents and warrants to Acquiror that (a) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, a number of authorized and unissued Company Shares equal to 19.9% of the number of Company Shares issued and outstanding on the date hereof, such amount being subject to adjustment as provided in Section 8, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (b) upon delivery of the Company Shares to Acquiror upon the exercise of the Company Option, Acquiror will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, and (c) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances, or taken any other action, that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of Acquiror contained in Section 6 are true and correct, the issuance, sale and delivery of the Option Shares hereunder upon exercise of the Company Option will be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof.

         6. Representations and Warranties of Acquiror. Acquiror represents and warrants to the Company that: (i) any Company Shares acquired upon exercise of the Company Option will be acquired for Acquiror's own account, and will not be, and the Company Option is not being, acquired by Acquiror with a view to the distribution thereof in violation of the Securities Act; and (ii) it is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act.

         7. Registration Rights. The Company will, if requested by Acquiror at any time and from time to time (but no more than twice in total) after the exercise of the Company Option, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares or securities that have been acquired by or are issuable to Acquiror upon exercise of the Company Option, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use its reasonable efforts to qualify such shares or other securities under any applicable state securities laws, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states when it is not otherwise qualified or required.

         The Company will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period, not in excess of 180 calendar days from the day such registration statement first becomes effective, as may be reasonably necessary to effect such sale or other disposition.

         The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect the Company or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company.

         Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Acquiror's counsel related thereto. Acquiror will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder.

         If, during the time periods referred to in the first sentence of this
Section 7, the Company effects a registration under the Securities Act of the Company's Common Stock for its own account or for any other stockholders of the Common Stock (other than on Form S-4 or Form S-8, or any successor form), it will allow the Acquiror the right to participate in such registration, and such participation will not affect the obligation of the Company to effect demand registration statements for the Acquiror under this Section 7; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of securities to be offered for the account of the Acquiror may be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that notwithstanding any limit on the number of registration statements the Company is obligated to file under Section 7 hereof, the Company will, if requested by Acquiror, file a registration statement with respect to those shares not included in such offering in a shelf registration statement under Rule 415 under the Securities Act. In connection with any registration pursuant to this Section 7, the Company and Acquiror will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

         8. Standstill. Acquiror hereby agrees that, in connection with any registered underwritten offering of Company Common Stock, Acquiror shall not, and shall not permit any of its subsidiaries to, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Company Common Stock (or other securities of the Company) held by Acquiror or any of its subsidiaries (other than those shares of Company Common Stock, if any, included in the registration) for a period specified by the representative of the underwriters of Company Common Stock not to exceed one hundred eighty (180) days following the effective date of the applicable registration statement of the Company filed under the Securities Act; provided however that the Company's officers, directors and stockholders required to file reports under Section 16 of the Exchange Act are so limited. The Acquiror agrees to, and agrees to cause its subsidiaries to, execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of Company Common Stock which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Company Common Stock, the Acquiror shall, and shall cause each of its subsidiaries to, provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company Common Stock pursuant to a registration statement filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Company Common Stock (or other securities of the Company) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. The Acquiror agrees that any transferee of any shares of Company Common Stock in excess of 25% in aggregate of the total Company Shares subject to this Agreement shall be bound by this paragraph.

         9. Adjustment Upon Changes in Capitalization. Without limiting any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to Acquiror its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

         10. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Acquiror hereunder shall include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

It is understood and agreed that the legend shall be removed in its entirety by delivery of substitute certificate(s) without such legend if Acquiror shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in this Section 10.

         11. Binding Effect, No Assignment, No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Company Shares sold by a party in compliance with the provisions of Section 7 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

         12. Specific Performance. The parties hereby acknowledge and agree that the failure of the Company to perform its agreement and covenants hereunder will cause irreparable injury to Acquiror for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's obligations and to the granting by any such court of the remedy of specific performance of its obligations hereunder.

         13. Entire Agreement. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         14. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. If any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory determines that Acquiror is not permitted to acquire the full number of shares of Company Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow Acquiror to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including without limitation money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

         16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given in the manner provided in the Merger Agreement.

         17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         21. Amendments, Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of the parties hereto or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         22. Extension of Time Periods. The time periods for exercise of certain rights under Sections 2 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

         23. Replacement of Company Option. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                            KULICKE AND SOFFA INDUSTRIES, INC.


                                            By
                                               ---------------------------------




                                            CERPROBE CORPORATION


                                            By
                                               ---------------------------------

                                                                       Exhibit B



                              CERTIFICATE OF MERGER

                                       OF

                           CARDINAL MERGER SUB., INC.

                                  WITH AND INTO

                              CERPROBE CORPORATION


         CERPROBE CORPORATION, a Delaware corporation, does hereby certify:

         1. The name and state of incorporation of each of the constituent corporations participating in the merger are:

            (a) CERPROBE CORPORATION ("CERPROBE"), which is incorporated under the laws of the State of Delaware; and

            (b) Cardinal Merger Sub., Inc. ("Merger Sub"), which is incorporated under the laws of the State of Delaware.

         2. The Agreement and Plan of Merger, dated as of October 11, 2000 (the "Merger Agreement"), by and among CERPROBE, Merger Sub and Kulicke & Soffa Industries, Inc., has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

         3. CERPROBE is the surviving corporation of the merger (the "Corporation").

         4. The amendments or changes in the amended and restated certificate of incorporation of CERPROBE that are to be effected by the merger are as follows:
The amended and restated certificate of incorporation of CERPROBE is hereby amended and restated in its entirety to read as follows:

                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CERPROBE CORPORATION


                           FIRST: The name of the Corporation is "Cerprobe Corporation."

                           SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company, in the County of New Castle.

                           THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                           FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, par value $.01 per share, all of which are of one class and are designated as Common Stock.

                           FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

                           SIXTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this paragraph SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

                                    * * * * *

         5.The executed Merger Agreement is on file at the principal place of business of the Corporation, the address of which is as follows: 1150 North Fiesta Boulevard, Gilbert, Arizona 85233.

         6. A copy of the Merger Agreement will be furnished by the Corporation, on request, and without cost, to any stockholder of any constituent corporation of the merger.



         IN WITNESS WHEREOF, the Corporation has caused this certificate of Merger to be signed by __________________, its President and an authorized officer of the Corporation this ______ day of __________, 200_.





                                  CERPROBE CORPORATION



                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                                                                       Exhibit C


                          AMENDED AND RESTATED BY LAWS

                                       of

                              CERPROBE CORPORATION
                            (a Delaware corporation)


                                   ARTICLE 1

                                    OFFICES

         Section 1.01 Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         Section 2.01 Place of Meeting. Meetings of the stockholders shall be held at such place, within the State of Delaware or elsewhere, as may be fixed from time to time by the Board of Directors. If no place is so fixed for a meeting, it shall be held at the Corporation's then principal executive office.

         Section 2.02 Annual Meeting. The annual meeting of stockholders shall be held, unless the Board of Directors shall fix some other hour or date therefor, at such time fixed by the Board of Directors on the second Tuesday of February in each year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Delaware, at which the stockholders shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2.03 Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

         Section 2.04 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.05 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.06 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

         Section 2.07 Quorum; Voting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, except for elections of directors, which shall be decided by plurality vote, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no shares shall be voted pursuant to a proxy more than three years after the date of the proxy unless the proxy provides for a longer period.

         Section 2.08 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered in the manner required by this Section to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

                                   ARTICLE 3

                                   DIRECTORS

         Section 3.01 Number and Term of Office. The number of directors of the Corporation shall be such number as shall be designated from time to time by resolution of the Board of Directors and initially shall be three. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 hereof. Each director elected shall hold office for a term of one year and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

         Section 3.02 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3.03 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there is one, the President, or the Secretary. Such resignation shall take effect at the time of receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Direction of Management. The business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.05 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.06 Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held or, if notice of such meeting is given, at the place specified in such notice. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by the directors, if any, not attending and participating in the meeting.

         Section 3.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 3.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or the President on 2 days' notice to each director; either personally (including telephone), or in the manner specified in Section 4.01; special meetings shall be called by the Chairman of the Board, if there is one, or the President or the Secretary in like manner and on like notice on the written request of two directors.

         Section 3.09 Quorum; Voting. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business; and at all meetings of any committee of the Board, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors or any committee thereof at which there is a quorum present shall be the act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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
         Section 3.11 Participation in Meetings. One or more directors may participate in any meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by which all persons participating can hear each other.

         Section 3.12 Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all of the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

         Section 3.13 Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE 4

                                    NOTICES

         Section 4.01 Notices. Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such requirement shall not be construed to necessitate personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, cable, telecopy or telex or by delivering a writing in a sealed wrapper prepaid to a courier service guaranteeing delivery within 2 business days, in each case addressed to such director or stockholder, at his address as it appears on the records of the Corporation in the case of a stockholder and at his business address (unless he shall have filed a written request with the Secretary that notices be directed to a different address) in the case of a director. Such notice shall be deemed to be given at the time it is so dispatched.

         Section 4.02 Waiver of Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given, a waiver thereof in

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
writing, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE 5

                                   OFFICERS

         Section 5.01 Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person.

         Section 5.02 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Officers shall hold office at the pleasure of the Board.

         Section 5.03 Removal. Any officer may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 5.04 Chairman of the Board. The Chairman of the Board, if there is one, shall preside at all meetings of the Board of Directors and shall perform such other duties, if any, as may be specified by the Board from time to time.

         Section 5.05 President. The President shall be the chief executive officer of the Corporation and shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board he shall preside over meetings of the Board of Directors. In general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

         Section 5.06 Vice Presidents. The Vice Presidents shall perform such duties and have such authority as may be specified in these Bylaws or by the Board of Directors or the President. In the absence or disability of the President, the Vice Presidents, in order of seniority established by the Board of Directors or the President, shall perform the duties and exercise the powers of the President.

         Section 5.07 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument, and when so affixed it may be

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
attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 5.08 Assistant Secretaries. The Assistant Secretary or Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary and shall perform such other duties and have such other authority as the Board of Directors or the President may from time to time prescribe.

         Section 5.09 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 5.10 Assistant Treasurers. The Assistant Treasurer or Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

                                   ARTICLE 6

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.01 Indemnification. Any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such action, suit or proceeding; provided, however, that, except as provided in Section 6.03 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Article 6 only, the term

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
"Corporation" shall mean the Corporation and any constituent corporation absorbed by the Corporation in a consolidation or merger.

         Section 6.02 Advances. Any Indemnitee claiming indemnification within the scope of Section 6.01 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such Indemnitee in advance of their final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under Section 6.01 or otherwise (an "Undertaking").

         Section 6.03 Right of Indemnitee to Bring Suit. If a claim under
Section 6.01 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Furthermore, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon final adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such a suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Corporation.

         Section 6.04 Other Rights. The indemnification and advancement of expenses provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6.05 Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

         Section 6.06 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 6 shall be in the nature of a contract right of each such director or officer, and no amendment or repeal of any provision of this Article 6 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                                   ARTICLE 7

                             CERTIFICATES OF STOCK

         Section 7.01 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate in the form prescribed by the Board of Directors signed on behalf of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by him in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 7.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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

         Section 7.03 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 7.04 Fixing Record Date. The Board of Directors of the Corporation may fix a record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and such record date shall not be (i) in the case of such a meeting of stockholders, more than 60 nor less than 10 days before the date of the meeting of stockholders, or (ii) in the case of consents in writing without a meeting, more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) in other cases, more than 60 days prior to the payment or allotment or change, conversion or exchange or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 7.05 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 8

                                   AMENDMENTS

         Section 8.01 Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

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